UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRANITE CONSTRUCTION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 28, 2023

Date:	Thursday, June 8, 2023

Time:	10:30 a.m., Pacific Time

Place:	Virtual Meeting [X]

Purposes of the Meeting:

•	To elect three directors of Granite Construction Incorporated (the “Company”) for a term set to expire at the 2026 annual meeting;
•	To hold an advisory vote on executive compensation for the Named Executive Officers;
•	To hold an advisory vote on frequency of conducting an advisory vote on executive compensation;
•	To approve an amendment to the Company’s certificate of incorporation to eliminate personal liability of officers for monetary damages for breach of fiduciary duty as an officer;
•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

How to Participate:

To participate in the Annual Meeting, you must visit [X] and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, shareholders may vote their shares virtually and submit questions by following the instructions available on the meeting website. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number.

Record Date:

The record date for the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) is April 12, 2023. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

Our Annual Report to Shareholders for 2022 will be made available to shareholders at the same time as the proxy materials.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose related to the meeting during regular business hours at Granite's headquarters located at 585 West Beach Street, Watsonville, CA 95076.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we will provide access to these materials online. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 28, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of April 12, 2023, other than persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the “401(k) Participants” and such plan, the “401(k) Plan”). We will also post our proxy materials on the website referenced in the Notice (https://www.proxyvote.com). All 401(k) Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants on or about April 28, 2023.

All shareholders may choose to access our proxy materials online or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the Annual Meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants, may revoke a proxy and vote virtually if attending the Annual Meeting.

The Annual Meeting will be held exclusively online via live audio webcast on the above date and time. You or your proxyholder will be able to attend the Annual Meeting online, vote your shares virtually and submit questions during the meeting by visiting [X] and using your 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the meeting will convene the meeting at 10:30 a.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the adjournment on the investors page of our website at w.ww.graniteconstruction.com. Additionally, the Company will display during the time scheduled for the Annual Meeting at [X] the date, time and physical or virtual location of the adjourned meeting.

By Order of the Board of Directors,

M. Craig Hall Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

i

TABLE OF CONTENTS
PAGE
Payouts for 2019 - 2021 Total Shareholder Return Awards Paid in 2022	30
Payouts for 2020 - 2022 Total Shareholder Return Awards Paid in 2023	30
Time-Based Service Awards	31
Policy Regarding Recovery of Award if Basis Changes Because of Restatement	31
Stock Ownership Guidelines	32
Anti-Hedging Policy	32
Anti-Pledging Policy	32
Non-Qualified Deferred Compensation	32
Flexible Bonus Policy	33
Other Compensation	33
Impact of Accounting and Tax Treatments of a Particular Form of Compensation	33
Change-in-Control Arrangements	34
Compensation Committee Report	35
Executive Compensation Tables	36
Potential Payments Upon Termination or Change-in-Control	43
Director Compensation	45
Director Stock Ownership	45
Cash and Equity Compensation Policy	45
Director Compensation Table	46
Pay Ratio Disclosure	47
Pay versus Performance	48
Equity Compensation Plan Information	53

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE PERSONAL LIABILITY OF OFFICERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS AN OFFICER	54

PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	57
Principal Accountant Fees and Services	57
Audit/Compliance Committee Pre-Approval Policies and Procedures	57

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE	58

TRANSACTIONS WITH RELATED PERSONS	59

STOCK OWNERSHIP OF BENEFICIAL OWNERS AND CERTAIN MANAGEMENT	60

VOTING INFORMATION	62
Who Pays for This Solicitation?	62
Who Can Vote?	62
How Do I Vote and What Is the Deadline for Voting My Shares?	62
What Is the Voting Requirement To Approve the Proposals?	63
How Are Votes Counted?	64
After I Vote by Proxy Can I Change or Revoke My Proxy?	65
Can I Vote at the Annual Meeting Instead of Voting by Proxy?	65
What Constitutes a Quorum?	65
Who Supervises the Voting at the Meeting?	65
How Can I Find Out the Voting Results?	65

PARTICIPATING IN THE 2023 ANNUAL MEETING OF SHAREHOLDERS	66

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2024 ANNUAL MEETING OF SHAREHOLDERS	67

ii

TABLE OF CONTENTS
PAGE
HOUSEHOLDING	67

FORM 10-K	67

OTHER MATTERS	68

Appendix A: Proposed Amendment to Certificate of Incorporation to eliminate personal liability of officers for monetary damages for breach of fiduciary duty as an officer

iii

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

PROXY STATEMENT

As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as “we,” “us,” “our,” “Granite” or the “Company”), on behalf of its Board of Directors (referred to herein as “Board of Directors” or “Board”), has made its proxy materials available to you on the Internet in connection with Granite's 2023 Annual Meeting of Shareholders (the "Annual Meeting"), which will take place virtually at [X] on June 8, 2023. The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants, on or about April 28, 2023, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 28, 2023. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The proxy materials were mailed to all 401(k) Participants on or about April 28, 2023.

After carefully considering the format of our Annual Meeting, our Board concluded to hold the Annual Meeting exclusively online. Our aim is to offer shareholders rights and participation opportunities during our virtual Annual Meeting that are comparable to those that have been provided at our past in-person Annual Meetings. To participate in the Annual Meeting, you must go to [X] and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, shareholders may vote their shares virtually and submit questions by following the instructions available on the meeting website. Please refer to the “Participating in the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting online.

Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the Annual Meeting or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the Annual Meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company, if applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. We keep the classes as equal in number as reasonably possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. Typically, this means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of 12 directors. Mr. Kelsey and Mr. Vasquez will retire as directors of the Board of Directors at the Annual Meeting. As a result, the Board of Directors has reduced the size of the Board of Directors from 12 to 10 effective upon the retirement of Mr. Kelsey and Mr. Vasquez.

The terms of David C. Darnell, Kyle T. Larkin and Celeste B. Mastin will expire at the Annual Meeting. The Board has nominated David C. Darnell, Kyle T. Larkin and Celeste B. Mastin for new terms. If elected, each of the nominees will serve as a director until the 2026 annual meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” each of the above-named nominees.

Director Qualifications

The tables below highlight the qualifications, competency, experience and other information of each director, including each nominee for election to our Board, that contributed to the Board’s determination that each individual is qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions.

Competency / Experience												
Name of Director	Financial Expertise & Literacy	Capital Structuring/ Project Finance/M&A	Strategic Planning Experience	Human Capital/Executive Compensation	Enterprise Risk Management	Project Execution Risk Management	Legal/Claims Mgt	Public Sector Contracting	Industry Experience	Operating Experience	Environmental and Social Factors	Cyber-Security	Politics/Public Policy
Kelsey	●	●	◍	◍	●	◍	◍	◍	◍	◍	◍	◍	○
Vasquez	◍	◍	●	●	◍	◍	◍	●	◍	◍	●	◍	●
Darnell	●	●	●	◍	◍	◍	○	○	○	○	◍	○	◍
Krusi	◍	◍	●	◍	●	●	◍	◍	●	●	◍	◍	○
McNally	◍	◍	◍	◍	◍	●	◍	◍	●	●	◍	○	○
Caldera	◍	◍	◍	●	◍	◍	●	◍	◍	◍	●	◍	●
Galloway	◍	◍	◍	◍	◍	●	●	●	●	◍	●	◍	◍
Mullen	●	●	◍	◍	●	◍	◍	◍	◍	◍	◍	◍	○
Campbell	●	◍	●	◍	◍	◍	◍	◍	◍	◍	◍	◍	●
Lyash	◍	◍	●	◍	●	●	◍	◍	●	●	◍	◍	◍
Mastin	◍	●	●	●	◍	○	○	○	◍	●	○	○	○
Larkin	◍	◍	●	◍	◍	●	◍	●	●	●	◍	◍	◍

● Highly Experienced ◍ General Experience ○ Limited Experience or Expertise

In addition to the tables above, the following paragraphs provide further information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his or her age, all positions he or she holds with Granite, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information in the table above and included below regarding each director's and director nominee's specific experience, qualifications, attributes, and skills that led our Board to the conclusion the he or she should serve as a director, the Board also believes that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board also believes that all of our directors have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS EXPIRING AT THE 2026 ANNUAL MEETING

David C. Darnell	Director since 2017

Mr. Darnell served as Vice Chairman of Global Wealth & Investment Management at Bank of America Corporation from September 2014 to December 2015 and served as its Co-Chief Operating Officer from September 2011 to September 2014. From July 2005 to September 2011, he served as the President of Global Commercial Banking at Bank of America Corporation. Prior to that, Mr. Darnell held various leadership positions at Bank of America since joining the company in 1979, including Middle Market Banking group president; Central Banking group president; and Midwest Region president. He also served as an Executive Vice President and Commercial Division Executive for Bank of America in Florida. We believe that Mr. Darnell’s significant operational, acquisition, governmental, financial, leadership-development capabilities and technology execution skills qualify him to serve on our board. Mr. Darnell currently serves as a director of the United Services Automobile Association board and United Services Automobile Association Federal Savings Bank board. Mr. Darnell holds an undergraduate degree from Wake Forest University and an M.B.A. from the University of North Carolina at Chapel Hill. Age 70.

Celeste B. Mastin	Director since 2017

Ms. Mastin has served as the President and Chief Executive officer of H.B. Fuller Company since December 2022, and served as Executive Vice President and Chief Operating Officer of H.B. Fuller Company from March 2022 to December 2022. H.B. Fuller Company manufactures, develops, and sells adhesives around the world and is headquartered in St Paul, Minnesota. From March 2018 to March 2022, Ms. Mastin served as Chief Executive Officer of PetroChoice Lubrication Solutions. PetroChoice is one of the largest petroleum-based lubricant distributors in the United States for passenger and commercial vehicles and industrial applications. Prior to joining PetroChoice, Ms. Mastin was the Chief Executive Officer of Distribution International, Inc., a supplier of commercial and industrial insulation from 2013 to 2017. From 2007 to 2011, she served as Chief Executive Officer and as Chief Operating Officer of MMI Products, Inc., a manufacturer and distributor of building materials. From 2004 to 2007, Ms. Mastin held the role of Vice President of color and glass performance materials and Vice President of growth and development at Ferro Corporation. Ms. Mastin started her career in sales at Shell Chemical. She held European and later global sales management positions as well as management positions at Bostik, Inc. We believe that Ms. Mastin’s global chemicals and building materials sectors experience, as well as her operating experience and proven leadership ability qualify her to serve on our Board. Ms. Mastin holds a B.S. in Chemical Engineering from Washington State University and a M.B.A. from the University of Houston. Age 54.

Kyle T. Larkin	Director since 2021

Mr. Larkin joined Granite in 1996 and has served as President since September 2020 and as Chief Executive Officer since June 2021. He also served as Executive Vice President and Chief Operating Officer from February 2020 to September 2020, Senior Vice President and Manager of Construction and Materials Operations from 2019 to 2020, Senior Vice President and Group Manager from 2017 to 2019, Vice President and Regional Manager in Nevada from 2014 to 2017 and President of Granite’s wholly-owned subsidiary, Intermountain Slurry Seal, Inc. from 2011 to 2014. He served as Manager of Construction at the Reno area office from 2008 to 2011, Chief Estimator from 2004 to 2008 and Project Manager, Project Engineer and Estimator at Granite’s Nevada Branch between 1996 and 2003. We believe that Mr. Larkin’s knowledge of the construction industry, as well as his intimate knowledge of our business, employees, culture, and competitors, his understanding of the challenges and issues facing the Company and his insider’s perspective of the Company’s day-to-day operations and the strategic direction of the Company, qualify him to serve on our Board. Mr. Larkin holds a B.S. in Construction Management from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of Massachusetts, Amherst. Age 51.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2024 ANNUAL MEETING

Molly C. Campbell	Director since 2019

Ms. Campbell has served as Infrastructure Advisor with the US Treasury, Office of Technical Assistance since May 2020. She has also served as a non-executive advisor for Boston Consulting Group since March 2022. Ms. Campbell was also a 2019 Fellow at Harvard University’s Advanced Leadership Initiative Program. Prior to that, she served as the Director of the Port of New York and New Jersey from 2015 to 2018, the Director of Financial Management Systems for Los Angeles World Airport in 2015, Deputy Executive Director from 2007 to 2015 and Chief Financial Officer from 2000 to 2007 of the Harbor Department of the Port of Los Angeles. Ms. Campbell is also currently a member of the board of directors of East West Bank. We believe Ms. Campbell’s executive leadership experience, expertise in finance, multi-modal logistics, the maritime industry and transportation and infrastructure project experience qualify her to serve on our Board. Ms. Campbell holds a B.A. degree in Political Science from the University of California, Los Angeles and an M.A. degree in Public Policy from Georgetown University. Age 62.

Michael F. McNally	Director since 2016

Mr. McNally retired in 2014 as President and Chief Executive Officer of Skanska USA Inc., a subsidiary of Skanska AB, one of the world’s largest construction companies, a position he had held since 2008. During that time, he also served as one of nine members of Skanska AB’s senior executive team. Prior to his tenure at Skanska, Mr. McNally held various management positions over a 38 year career with Fluor, Marshall Contractors, Mobil Oil and J. Ray McDermott. Mr. McNally is also currently a member of the boards of directors of Limbach Holdings Inc., the Rhode Island Commerce Corporation and is Vice Chair of the Board of Trustees for the University of Rhode Island. From 2016 to 2019, Mr. McNally served as the Chairman of the U.S. Green Building Council Board, and he also served on the board of directors of Terracon from 2016 to 2022. We believe that Mr. McNally’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s customers qualify him to serve on our Board. Mr. McNally is also a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and is NACD directorship certified. Mr. McNally holds a B.S. degree in Civil Engineering from the University of Notre Dame and an M.B.A. from the University of Rhode Island. Age 68.

Laura M. Mullen	Director since 2021

Ms. Mullen currently serves as a part-time, independent consultant for KPMG International. From July 1996 to September 30, 2020, she served as an audit partner with KPMG LLP. In her 37-year tenure with KPMG, Ms. Mullen served in various roles, including Global Lead Audit Engagement Partner, SEC Reviewing Partner, Western Regional Practice Partner and National Office Partner. We believe that Ms. Mullen’s experience as a senior audit partner of a Big Four accounting firm, as well as her in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and her understanding of audit committee functions qualify her to serve on our Board. Ms. Mullen holds a B.S. degree in Business Administration from the California State University, Long Beach. She is a certified public accountant in California and a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. Age 62.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2025 ANNUAL MEETING

Patricia D. Galloway	Director since 2017

Dr. Galloway has served as Chairman of Pegasus Global Holdings, Inc., a global ﬁrm that performs risk management, management consulting and strategic consulting business services to the heavy construction and energy sectors, since February 2018. From 2008 to 2018, Dr. Galloway served as Chief Executive Ofﬁcer of Pegasus Global Holdings. Dr. Galloway served in various positions at The Nielsen-Wurster Group, Inc., a global consulting firm providing expert witness, construction management and risk management services to the engineering, construction and energy sectors, including Chief Executive Ofﬁcer and Principal, and President and Chief Financial Ofﬁcer from 1981-2008. Dr. Galloway was the ﬁrst woman President of the American Society of Civil Engineers and served from November 2003 to 2004 and in 2005 was elected to the National Academy of Construction. Dr. Galloway also serves as an arbitrator on construction and energy litigation cases. Since May 2020, Dr. Galloway has served as a director of Stantec Inc. From July 2018 to December 2018, Dr. Galloway served on the Board of SCANA Corporation as Chair of the Special Litigation Committee and her service ended with the merger of SCANA and Dominion Energy, Inc. She also served as a director on the American Arbitration Board from 2010 to May 2020 and on the National Science Board from 2006 to 2012. We believe that Dr. Galloway’s experience in corporate risk management, combined with her knowledge of the construction industry and her executive-level and dispute resolution experiences, qualify her to serve on our Board. Dr. Galloway has further demonstrated her commitment to outstanding modern leadership and ESG excellence by completing the Diligent Climate Leadership Certiﬁcation and her commitment to cyber-security by completing the Diligent Cyber Risk and Strategy Certification, both presented by the Diligent Institute. Dr. Galloway is also NACD directorship certiﬁed. Dr. Galloway holds a Ph.D. in Infrastructure Systems Engineering (Civil) from Kochi University of Technology in Japan, an M.B.A. from the NY Institute of Technology and a Bachelor’s degree in Civil Engineering from Purdue University. Age 65.

Alan P. Krusi	Director since 2018

Mr. Krusi served as President, Strategic Development of AECOM Technology Corporation, a New York Stock Exchange (“NYSE”)-listed company, from 2008 through 2015, where he led the firm’s M&A activities among other responsibilities. From 2003 until 2008, Mr. Krusi served as CEO and President of Earth Tech, Inc., a global engineering and construction firm, which primarily specialized in the design, construction, financing and operations of water treatment facilities, but also provided engineering and management services to the transportation and environmental markets. Prior to that, and over a period of twenty-six years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. From 1994 to 2003, Mr. Krusi was president of Obrien Kreitzberg, a company which specialized in providing construction management services to the transportation markets. We believe that Mr. Krusi’s extensive managerial experience attained from serving as the president and CEO of various companies in the engineering and construction services industry qualify him to serve on our Board. Mr. Krusi currently serves on the board of directors of Comfort Systems USA, Inc. and SSR Mining Inc. (formerly Alacer Gold Corp.). He also served on the board of directors of Boxwood Merger Corp. from 2018 to 2020. Additionally, in 2022, Mr. Krusi completed the NACD Cyber-Risk Oversight Program. Mr. Krusi holds a B.A. in Geological Sciences from the University of California, Santa Barbara. Age 68.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2025 ANNUAL MEETING

Jeffrey J. Lyash	Director since 2018

Mr. Lyash has served as President and CEO of the Tennessee Valley Authority since April 2019. The Tennessee Valley Authority is a corporate agency of the United States that provides electricity for business customers and local power companies and serves 10 million people in seven Southeastern states. Prior to joining the Tennessee Valley Authority, Mr. Lyash served as President and CEO of Ontario Power Generation from 2015 to March 2019. Mr. Lyash was formerly the president of CB&I Power, a position he held from 2013 to 2015, where he was responsible for a full range of engineering, procurement and construction of multi-billion dollar electrical generation projects in both domestic and international markets. Mr. Lyash served as Executive Vice President of Energy Supply for Duke/Progress Energy from 2008 to 2012. Mr. Lyash joined Progress Energy in 1993 where he held a wide range of management and executive roles. Mr. Lyash worked for the U.S. Nuclear Regulatory Commission in a number of senior technical and management positions throughout the Northeastern United States and in Washington, D.C, receiving the NRC Meritorious Service Award in 1987. We believe that Mr. Lyash’s extensive managerial experience and his knowledge and understanding of the power industry qualify him to serve on our Board. Mr. Lyash earned a Bachelor's Degree in Mechanical Engineering from Drexel University, and was honored with the Drexel University Distinguished Alumnus Award in 2009 and is a graduate of the U.S. Office of Personnel Management Executive Training Program and the Duke Fuqua School of Business Advanced Management Program. Age 61.

Louis E. Caldera	Director since 2021

Mr. Caldera has served as a Senior Advisor to Belay Associates, LLC, a private equity firm, and its Everest Consolidator Acquisition Corp. since March 2021. Prior to that he served as Distinguished Adjunct Professor of Law and as a Senior Fellow in the Program on Law and Government at American University Washington College of Law from 2018 to 2021. He also served as a Professor of Leadership and a Senior Fellow of the George Washington University Cisneros Hispanic Leadership Institute from 2016 – 2018. From January 2009 to May 2009, he served in the Obama Administration as an Assistant to the President and Director of the White House Military Office. From August 2003 to February 2006, he served as President of The University of New Mexico, where he was also was a tenured member of the law school faculty from August 2003 to December 2010. Previously Mr. Caldera served as a California state legislator and as Secretary of the Army in the Clinton Administration. Mr. Caldera is the co-founder and co-chair of the Presidents’ Alliance on Higher Education and Immigration. He is also a member of the Board of Directors of the Latino Corporate Directors Association, DallasNews Corp. and Meritage Homes Corporation. We believe that Mr. Caldera's knowledge and experience in the leadership of large public organizations, regulatory and governmental affairs, together with his legal training and business and public company board experience, qualify him to serve on our board. Mr. Caldera holds a B.S. degree from the U.S. Military Academy, a M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Age 67.

RETIRING DIRECTORS AT THE 2023 ANNUAL MEETING

David H. Kelsey

Mr. Kelsey served as Chief Financial Officer of Verdezyne, Inc. from 2016 to 2018. Verdezyne is a privately owned company that uses synthetic biology to produce high-value chemicals. Prior to joining Verdezyne, Mr. Kelsey was the Chief Financial Officer of Elevance Renewable Sciences, Inc., a privately owned producer of high-performance specialty chemicals. From 2002 to 2011, Mr. Kelsey served as Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 72.

Gaddi H. Vasquez

Mr. Vasquez served as Senior Vice President of Government Affairs of Edison International and Southern California Edison, one of the nation’s largest investor owned utility companies principally serving Southern California, from 2013 to 2019. Prior to that, Mr. Vasquez served as Vice President of State Government Affairs for Southern California Edison from 2009 to 2013. From 1995 to 2002, Mr. Vasquez served as Division Vice President in Public Affairs of Southern California Edison. Mr. Vasquez also served as executive Director of the Annenberg Foundation Trust at Sunnylands in 2009, as U.S. Ambassador to the United Nations Agencies based in Rome, Italy from 2006 to 2009, and as Director of the U.S. Peace Corps from 2002 to 2006. Mr. Vasquez is currently a member of several national advisory boards, a member of the board of directors of the California Public Policy Institute, the International Republican Institute, the National Advisory Board of the Salvation Army, chair of the advisory board of the Aspen Institute Latinos and Society Program, a member of the board of governors of the California State University Foundation and a member of the board of trustees of Chapman University. Mr. Vasquez holds a B.A. degree in Public Service Management from the University of Redlands. Age 68.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committees of the Board

The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2022.

	Audit / Compliance	Compensation	Nominating and Corporate Governance	Risk
Louis E. Caldera(1)			✔	✔
Molly C. Campbell(1)	✔	✔
David C. Darnell(1)	✔	Chair
Patricia D. Galloway(1)			Chair	✔
David H. Kelsey(1)	Chair			✔
Alan P. Krusi(1)	✔			Chair
Kyle T. Larkin
Jeffrey J. Lyash(1)	✔			✔
Celeste B. Mastin(1)		✔	✔
Michael F. McNally(1)(2)
Laura M. Mullen(1)	✔	✔
Gaddi H. Vasquez(1)		✔	✔
Number of Meetings in 2022	8	8	4	7

(1) Independent directors pursuant to the listing standards of the NYSE.

(2) Chairman of the Board.

Audit/Compliance Committee

All members of the Audit/Compliance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. Each member also satisfies the independence requirements for audit committee members of public companies established by the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Kelsey and Ms. Mullen meet the criteria as an audit committee financial expert as defined by SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, enterprise, legal and compliance and cybersecurity risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under “Board Leadership Structure and its Role in Risk Oversight” and in “Report of the Audit/Compliance Committee” as well as in the Audit/Compliance Committee charter. The Audit/Compliance Committee charter is available on Granite's website. See “Granite Website” below.

Compensation Committee

All members of the Compensation Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our Chief Executive Officer and our other executive officers and recommends any changes to director compensation to the Board. In addition, the Compensation Committee is responsible for risks related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The Compensation Committee has determined that the Company’s annual incentive compensation should partially be tied to a social responsibility metric. Granite uses the OSHA Recordable Incident Rate (“ORIR”) and the Days Away, Restricted, or Transferred (“DART”) Rate, which are nationally recognized metrics, to monitor and manage safety performance and to benchmark its safety performance against the construction industry for incentive compensation purposes. For additional information regarding how this safety metric is used in Granite’s annual incentive plan, see “Compensation Discussion and Analysis—2022 AIP Performance Measures.” Our Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee's approval. The Compensation Committee also administers our 2021 Equity Incentive Plan. The Compensation Committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the Committee. The Compensation Committee charter is available on Granite's website. See “Granite Website” below.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee has undertaken a thoughtful approach to board refreshment through the Board nomination and evaluation process and retirement policy. Since 2016, the Board has added 10 new directors, four of whom were women and two of whom were racially/ethnically diverse. The Nominating and Corporate Governance Committee is also responsible for overseeing management succession planning and discusses management succession with the Chairman of the Board and Chief Executive Officer and periodically reports to the Board on management succession planning. The Nominating and Corporate Governance Committee also develops and recommends corporate governance principles and practices to the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board recently amended its corporate governance guidelines and policies to incorporate an over boarding policy that limits the number of public company boards that the Company’s directors can serve on to no more than four and the number of public company boards that the Company’s directors who serve as executive officers of public companies can serve on to no more than two. The Nominating and Corporate Governance Committee also oversees the annual evaluations of the Board and certain senior executive officers of the Company. These annual evaluations of the Board are conducted through questionnaires, which include a self-assessment, an assessment of the effectiveness of the Board and committees and a peer evaluation. The Nominating and Corporate Governance Committee is also responsible for overseeing diversity and inclusion matters. For additional information regarding the Company’s inclusive diversity strategy, see “—Inclusive Diversity” below and the Company’s Sustainability Reports. Additionally, the Nominating and Corporate Governance Committee oversees the management of risks which are mitigated by our Corporate Governance Guidelines and Policies. The Nominating and Corporate Governance Committee's policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading “Board of Directors' Nomination Policy.” This policy and the Nominating and Corporate Governance Committee charter are available on Granite's website. See “Granite Website” below.

Risk Committee

All members of the Risk Committee are non-employee directors who are determined by the Board of Directors to be independent under the listing standards of the NYSE. The Risk Committee is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks. The Risk Committee is also responsible for overseeing Granite’s strategic planning. The Risk Committee also provides oversight of sustainability/ESG-related risks, including those posed by climate change, which are integrated into Granite’s enterprise risk management system. The Risk Committee receives updates on sustainability/ESG performance and related risks periodically during the year. The Risk Committee oversees the preparation of, and the Board of Directors approves, the Company’s annual Sustainability Reports. Beginning with the Company’s 2020 Sustainability Report, Granite has aligned its sustainability reporting with the framework established by the Task Force on Climate-related Financial Disclosures and uses industry specific metrics, including those identified by the Sustainability Accounting Standards Board, to support performance, tracking and reporting. In the Company’s 2020 Sustainability Report, Granite announced its target to reduce total Scope 1 greenhouse gas emissions. Additionally, Granite is collecting baseline data for Scope 2 greenhouse gas emissions and plans to incorporate Scope 2 into future reduction targets. For additional information, see Granite’s Sustainability Reports. The Risk Committee charter and Granite’s Sustainability Reports are available on Granite's website. See “Granite Website” below.

Role of the Compensation Consultant

The Compensation Committee directly retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs.

FW Cook provided services to the Compensation Committee during 2022 which included, but were not limited to, the following:

•	Attended meetings of the Compensation Committee as the Compensation Committee’s advisor;

•	Reviewed the Company’s executive compensation benchmarking peer group and recommended changes for the Compensation Committee's consideration;

•

Evaluated the competitive positioning of Granite’s executive officers' base salaries, annual incentive and long-term incentive compensation and Granite’s director compensation program relative to market data;

•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions for the named executive officers;

•	Provided advice on the design of Granite's annual and long-term incentive plans;

•	Advised on the performance measures and performance targets for the annual and long-term incentive programs;

•

Advised on other executive compensation policies and practices such as change-in-control, severance payments, equity practices, treatment of equity awards upon retirement, and stock ownership guidelines;

•	Assisted with the preparation of the Company's “Compensation Discussion and Analysis”;

•	Provided the Compensation Committee with an update on executive compensation trends and regulatory developments to inform the compensation planning process for 2022;

•	Assessed the potential for material risk within Granite's compensation policies and practices for all employees, including executive officers.

Based in part on the policies and procedures FW Cook and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant, a FW Cook representative, is objective and independent. These policies and procedures include:

•

FW Cook’s professional standards prohibit the executive compensation consultant from considering any other relationships FW Cook or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	FW Cook does not provide any services to Granite other than executive and non-employee director compensation advisory work conducted on behalf of the Committee;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The executive compensation consultant has direct access to the Compensation Committee without management intervention;

•

The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement limit how the executive compensation consultant may interact with management.

In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Securities Exchange Act of 1934 (the “Exchange Act”) and its charter and concluded that no conflict of interest existed that would prevent FW Cook from serving as an independent compensation consultant to the Compensation Committee.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant's advice and recommendations can be shared with management. These protocols are included in the Compensation Committee’s engagement letters with FW Cook. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant's recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

Compensation Committee Interlocks and Insider Participation

During 2022, Ms. Campbell, Mr. Darnell, Ms. Mastin, Ms. Mullen and Mr. Vasquez served as members of the Compensation Committee. No member of the Compensation Committee (1) was, during the fiscal year ended December 31, 2022, or had previously been, an officer or employee of the Company or (2) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as members of a board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

The Lead Director and Executive Sessions

Our bylaws and Corporate Governance Guidelines provide that in the event the Chairman of the Board does not meet the independence requirements of the listing standards of the NYSE, the independent directors shall elect an independent director to serve as Lead Director for a one-year term or until his or her successor is elected or qualified or until such time, if earlier, at which an independent Chairman is elected. Because Michael F. McNally, the current Chairman of the Board, is an independent director, we currently do not have a Lead Director. In his capacity as Chairman, Mr. McNally chairs all Board meetings and presides over all executive sessions of the non-employee members of the Board.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as the Chairman of the Board is in the best interest of Granite and its shareholders at this time. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability. The structure ensures more active participation by the independent directors in setting the Board's agenda and establishing the Board's priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and principal executive officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company's risks, and effective risk management is a top priority of the Board and management. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify our material risks in a timely manner. In order to more efficiently manage these risks, the Board has delegated certain risk management oversight responsibilities to relevant Board committees.

In connection with the election of a new Chairman of the Board of Directors in 2020, the Nominating and Corporate Governance Committee evaluated the structure, composition and operations of the committees of Granite’s Board of Directors, including each committee’s respective role in risk oversight and whether a new committee dedicated to risk oversight would bolster the Board of Directors’ risk oversight function. The Board of Directors and Nominating and Corporate Governance Committee completed their review of the Board of Directors’ risk oversight function and on June 11, 2020, formed a Risk Committee. The Risk Committee is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks as well as ESG risks. Since 2021, the Board of Directors and Nominating and Corporate Governance Committee have continued to focus on enhancing management succession planning efforts and on further developing Board expertise through continuing director education programs and Company sponsored membership in the NACD.

Additionally, the Board of Directors has delegated other risk management oversight responsibilities as follows:

The Audit/Compliance Committee has direct responsibility for risk oversight relating to accounting matters, financial reporting, enterprise, legal and compliance and cybersecurity risks. Our Vice President of Internal Audit and independent registered public accounting firm, PricewaterhouseCoopers LLP, report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee and the Board also receive regular reports from our Chief Financial Officer, Chief Accounting Officer, Treasurer, General Counsel (who is responsible for managing our risk management function and who serves as our Corporate Compliance Officer), and Chief Information Officer (who is responsible for managing cybersecurity risk). The Audit/Compliance Committee and the Board also meet periodically with management to review Granite's major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite's risk assessment and risk management policies.

The Compensation Committee is responsible for overseeing the management of risks which are mitigated by our employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees the management of risks which are mitigated by our Corporate Governance Guidelines and Policies, including compliance with listing standards for independent directors and committee assignments. Additionally, the Nominating and Corporate Governance Committee oversees risk related to diversity and inclusion matters. The committee chairs report on risk-related matters to the full Board from time to time as appropriate.

BOARD OF DIRECTORS' NOMINATION POLICY

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure and its performance are reviewed on an annual basis. Evaluations for director nominees are conducted annually by the Nominating and Corporate Governance Committee and are generally made on the basis of observations responses to surveys, questionnaires and evaluation forms circulated to directors annually.

Also included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite's current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. The Company intends to recruit and select director candidates whose capabilities, including their educational background, their work and life experiences, their diversity of experiences and perspectives, including gender and/or racial/ethnic diversity and their demonstrated records of performance will have the balance of expertise and judgment required for the Company’s long-term performance and growth. The Nominating and Corporate Governance Committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a Board of Directors that best serves our needs and those of our shareholders. As of March 31, 2023, 33% of our directors are women, 25% are racially or ethnically diverse and one of our four committees is chaired by a woman. Further, four out of the 10 new directors who have been added to the Board since 2016 were women and two out of the 10 were racially/ethnically diverse.

Current Board members whose performance, capabilities, and experience meet Granite's expectations and needs are nominated for re-election in the year of their respective term's completion. In accordance with Granite's Corporate Governance Guidelines and Policies, Board members will not be re-nominated and no proposed candidate will be nominated if the nominee’s 72nd birthday occurs prior to the annual meeting of shareholders in the year of re- nomination or nomination. Moreover, Directors will retire no later than the first annual meeting of shareholders immediately following their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C's”: Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite's intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, their diversity of experiences and perspectives, including gender and/or racial/ethnic diversity and their demonstrated records of performance will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time necessary to appropriately discharge their responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and Committees on which they serve.

In addition to the three C's, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Chairman of the Board and in certain circumstances a search firm. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, appropriate candidates are sought out. The credentials of a set of qualified candidates provided by the search process are submitted for screening by the Nominating and Corporate Governance Committee, the Chairman of the Board and the Chief Executive Officer. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and others as appropriate.

Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee, or the search for a single nominee may result in multiple candidates of such capability and character that multiple candidates might be nominated and the Board may be expanded accordingly.

It is Granite's intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite's constituents - its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that relevant sources of potential candidates have been appropriately canvassed.

The Board used the evaluation criteria and procedures listed in this section to nominate Mr. Darnell, Mr. Larkin and Ms. Mastin for election at the Annual Meeting.

Shareholder Recommendation and Direct Nomination of Board Candidates

Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described in “Evaluation Criteria and Procedures” above. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting of shareholders should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement.

In addition, Granite’s bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting of shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information and comply with the requirements specified in our bylaws. If no meeting was held in the previous year, the date of the annual meeting of shareholders is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

To be timely, a shareholder nomination for a director to be elected at the 2024 annual meeting of shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 30, 2023. For further information, see “Shareholder Proposals to be Presented at the 2024 Annual Meeting of Shareholders.”

Director Independence

Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:

●

A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

●

A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

●

The following directors may not be deemed independent: (a) a director who is a current partner or employee of a firm that is Granite's internal or external auditor; (b) a director who has an immediate family member who is a current partner of such a firm; (c) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite's audit; or (d) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite's audit within that time.

●

A director who, or whose immediate family member, is or has been within the last three years, employed as an executive officer of another company where any of Granite's present executive officers at the same time serves or served on that company's compensation committee may not be deemed independent.

●

A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members' relationships or circumstances that could impact or change their independence status.

The following non-employee directors are independent under the listing standards of the NYSE: Louis E. Caldera, Molly C. Campbell, David C. Darnell, Patricia D. Galloway, David H. Kelsey, Alan P. Krusi, Jeffrey J. Lyash, Celeste B. Mastin, Michael F. McNally, Laura M. Mullen and Gaddi H. Vasquez.

Board and Annual Shareholder Meeting Attendance

During 2022, the Board of Directors held 9 meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the annual meeting of shareholders.

The annual meeting attendance policy is a part of Granite's Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite's website. See “Granite Website” below. All twelve directors then in office attended Granite's 2022 annual meeting of shareholders.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite's website. See “Granite Website” below.

Corporate Governance Guidelines and Policies

Granite's Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See “Granite Website” below.

Our Corporate Governance Guidelines and Policies include a director resignation policy in the event a Director nominee does not receive a majority of the votes cast in an election of Directors where the number of nominees is equal to the number of Directors to be elected (an “Uncontested Election”). The policy states that promptly after receiving notice that the Director nominee has not received the requisite majority vote in an Uncontested Election, the Director nominee shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee (excluding the Director who tendered the resignation) shall then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors (excluding the Director who tendered the resignation) shall evaluate such recommendation in light of the best interests of the Company and its shareholders and shall decide whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board of Directors may consider any factors it deems relevant, including but not limited to the resigning Director’s qualifications, past and anticipated future contributions to the Company as well as the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Company to fail to meet any rule or regulation (inclusive of listing standards and federal securities laws). The Board of Directors shall act on the tendered resignation and publicly disclose its decision and the rationale behind it within 90 days after the inspector’s certification of the election results. If the Board of Directors elects to reject the resignation, the then incumbent Director will continue to serve until the next annual meeting of shareholders at which time his or her term shall expire. Any vacancies in the Board of Directors resulting from a Director not receiving a majority vote and the Board accepting his or her resignation shall be filled in accordance with the Bylaws.

Employee, Officer and Director Hedging

The Company's Insider Trading Policy prohibits employees, officers and directors from engaging in hedging transactions with respect to Company securities. The policy prohibits transactions, other than a current sale transaction, that are designed to protect a holder of securities from a possible decline in the value of such securities, including puts, options, swaps, zero-cost collars, forward sale contracts or similar instruments or arrangements.

Code of Conduct

Granite's Code of Conduct applies to all Granite employees, including the Chief Executive Officer and the Chief Financial Officer, and to all directors, including the Chairman of the Board. The Code of Conduct is available on Granite's website. We will also post any amendments to the Code of Conduct, or waivers of the application of provisions of the Code of Conduct to any of our directors or executive officers, on our website. See “Granite Website” below.

Inclusive Diversity

Granite’s Board of Directors believes the Company’s culture is underpinned by its core values, including an unwavering commitment to inclusive diversity as exemplified by strategies that address our guiding belief that diverse backgrounds, perspectives, and experiences enhance creativity and innovation. We have established employee resource groups that serve employees from a variety of backgrounds, and we have designated October as Inclusion month throughout our Company. As of December 31, 2022, approximately 12.6% of Granite's workforce were women and 41.3% were racially and ethnically diverse. We periodically conduct pay equity analyses to support our commitment to pay equity, regardless of race, gender, ethnicity or sexual orientation.

Granite Website

The following charters and policies are available on Granite's website at www.graniteconstruction.com at the “Investors” site, then under “Corporate Governance”: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Risk Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors' Nomination Policy, and the Communication with the Board of Directors Policy. The Company’s Sustainability Reports are available on Granite’s website at www.graniteconstruction.com at the “Company” site, then under “Sustainability.” The information included in Granite’s Sustainability Reports is not incorporated into, and is not part of, this proxy statement. You can also obtain copies of these charters and policies and Granite’s Sustainability Reports, without charge, by contacting Granite's Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite's website at www.graniteconstruction.com at the “Company” site under “Code of Conduct.” You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite's Human Resources Department at 831.724.1011.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is asking shareholders to approve an annual advisory resolution on executive compensation. The Board of Directors is providing such vote pursuant to Section 14A of the Exchange Act. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution to be voted on at the Annual Meeting is as follows:

Resolved, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the Company's 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2022 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).

The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our Named Executive Officers. We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company's strategic objectives and grow sustainable shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:

•	Market competitive total direct compensation targeted at the 50th percentile of comparable positions in the market;
•

A comprehensive benefits program which is also available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation and holiday pay; and

•	Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation (“NQDC”) Program.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a “Say on Pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate. We currently hold an advisory vote on the compensation of our Named Executive Officers every year. This year we are holding an advisory vote on the frequency of the shareholder vote on executive compensation (see Proposal 3 in this proxy statement). We expect to hold our next advisory vote on the compensation of our Named Executive Officers at our 2024 Annual Meeting, subject to the outcome of the vote on Proposal 3.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described pursuant to the compensation disclosure rules of the Exchange Act.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF THE SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors is asking shareholders to vote on the frequency with which the advisory vote on executive compensation set forth above, referred to as the "say-on-pay advisory vote," will be held.

The vote on the frequency of the say-on-pay advisory vote is a non-binding, advisory vote as to how often the say-on-pay advisory vote should occur: (1) Every One Year, (2) Every Two Years or (3) Every Three Years. You may either vote for one of these alternative frequencies or, if you desire, abstain from voting on this matter.

After considering the benefits and consequences of each option for the frequency of the say-on-pay advisory vote, the Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company. Therefore, the Board recommends that you vote for having the say-on-pay advisory vote occur Every One Year.

The Board believes that an annual say-on-pay advisory vote provides the highest level of accountability and communication. An annual vote will allow shareholders to provide the Company with direct input on the executive compensation information presented in the proxy statement each year. Additionally, an annual advisory vote is consistent with the Company's policy of engaging in discussions with shareholders on corporate governance and compensation matters. We understand that shareholders may have different views as to what the most desirable frequency is, and we look forward to hearing from shareholders on this matter.

The option of "Every One Year," "Every Two Years" or "Every Three Years" that receives the highest number of votes cast by shareholders will be deemed to be the frequency for the say-on-pay advisory vote that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of the shareholders and the Company to hold the say-on-pay advisory vote more or less frequently than the option approved by shareholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote for the option of "EVERY ONE YEAR" as the frequency with which shareholders are provided an advisory vote on executive compensation.

EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Objective of the Compensation Program

The market for executive talent is highly competitive and the objective of our executive compensation program is to attract, motivate and retain talented, creative and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, formulate and implement the Company’s strategic objectives, deliver consistent financial performance and grow sustainable shareholder value. The Compensation Committee believes that an effective way to enhance Granite's performance is through variable compensation structured to align our executives’ interests with the Company’s short and long-term performance objectives. Key elements of the executive officer program are as follows:

●	Total direct compensation generally is targeted within the range of the 50th percentile of comparable positions in the market;

●	Individual executive pay levels are based on market data, experience, tenure and impact on business and financial results;

●	Short-term and long-term goals are aligned with interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre- established financial and non-financial goals;

●

A comprehensive benefits program which includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long- term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation, holiday pay; and

●	Eligibility, along with other management employees, to participate in our NQDC Program.

Executive Officer Compensation Program

We conduct our “Say on Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules. Our Board has determined to hold a Say on Pay vote on an annual basis, consistent with the results of the most recently held advisory vote regarding the frequency of Say on Pay votes. This resulted in the approval of the compensation of our Named Executive Officers for 2021 by approximately 98% of the votes cast. The Compensation Committee considers these voting results when planning compensation for subsequent years and believes the results affirm the Company’s executive compensation pay levels, programs and policies. Accordingly, the Compensation Committee did not adopt any changes to this program as a result of this vote, although the Compensation Committee is continually evaluating our executive compensation to further align the program with shareholders’ interests. In addition to this endorsement by our shareholders of our executive compensation programs and practices, management values the views of our largest institutional shareholders and proxy advisory firms on our compensation practices and disclosures.

The key components of the 2022 program for compensating our Named Executive Officers are as follows:

●	Adjustments to align target total direct compensation closer with market median levels, as deemed appropriate;

●

An Annual Incentive Plan (“AIP”) with Earnings before Interest and Tax (“EBIT”), Operating Income, Operating Cash Flow (“OCF”) and Safety as the key performance measures on which we incentivize and reward our Named Executive Officers (for a detailed explanation, please refer to “2022 Annual Incentive Plan Compensation”); and

●

A Long-Term Incentive Plan (“LTIP”) that includes a performance-based component that is based on a 3-year relative Total Shareholder Return (“TSR”) (50% weighting) and a 3-year Return on Net Assets (“RONA”) (25% weighting) and a service-based component (25% weighting) to reward and sustain long term performance (for a detailed explanation, please refer to “Long Term Incentive Compensation”).

The specific provisions of the compensation opportunity, plan design and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

The following table identifies our 2022 Named Executive Officers:

Named Executive Officer	Title as of December 31, 2022
Kyle T. Larkin	President and Chief Executive Officer (“CEO”)
Elizabeth L. Curtis	Executive Vice President and Chief Financial Officer (“CFO”)
James A. Radich	Executive Vice President and Chief Operating Officer (“COO”)
Michael G. Tatusko	Senior Vice President and Mountain Group Manager
Staci Woolsey	Chief Accounting Officer (“CAO”)
James D. Richards(1)	Former Senior Vice President and Central Group Manager

(1) Mr. Richards ceased to serve as an executive officer effective June 27, 2022.

Annual Review of Executive Compensation and Practices

The Compensation Committee and its compensation consultant annually conducts a comprehensive review of the Company’s executive compensation programs, policies and practices. The compensation consultant may recommend changes to the Compensation Committee based on market and corporate governance best practices.

In 2022, the Compensation Committee approved the redesign of the 2022 executive officer annual and long-term incentive programs to incorporate metric diversification, improve alignment with the Company’s peers, ensure support of the Company’s strategic plan and align with the best interest of the Company’s shareholders. The Compensation Committee revised the AIP for the CEO, COO and CFO to be based on EBIT and OCF attributable to Granite Construction Incorporated performance while the AIP for the executive officers with financial accountability for the performance of an operating group was based on their individual group’s operating income and an incentive component tied to the Company’s EBIT and OCF.

In 2022, the Compensation Committee also incorporated a capital efficiency metric, RONA into its LTIP, in addition to relative TSR for executive officers. The Compensation Committee also determined that the performance-based component of the LTIP would make up 75% of an executive officer’s long term incentive target opportunity.

Role of the Compensation Committee and CEO in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our executive officers. Target total direct compensation, incentive program design and potential payouts are determined with assistance and recommendations from the compensation consultant as discussed below. The annual salary levels, incentive compensation targets and potential payouts of the executive officers other than the CEO are reviewed and approved by the Compensation Committee based on recommendations of the CEO and the compensation consultant. The Compensation Committee determines the compensation of the CEO and the CEO does not participate in any deliberations regarding his own compensation. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

Role of the Compensation Consultant

The Compensation Committee retained the services of FW Cook as its compensation consultant to provide advice and recommendations on executive officer and Board of Director compensation programs. The compensation consultant attended Compensation Committee meetings and provided guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant.”

Annual Risk Assessment

The Compensation Committee in consultation with its independent compensation consultant, annually reviews the balance between risk and reward in the design of the executive officer and employee incentive compensation programs. The AIP and LTIP utilize a portfolio of performance metrics across the Company designed to balance short- and long-term financial objectives and generate sustainable shareholder value. Performance goals are set as a range for each objective with a maximum payout opportunity assigned to each performance goal. The Compensation Committee carefully reviews incentive plan goals to ensure the appropriate levels of difficulty and reviews the financial performance of Granite and its peers to ensure performance goals and payout opportunities are appropriately calibrated. The performance measures, threshold and maximum payout opportunities and the calibration of achievability of incentive plan goals are all designed to help ensure that the incentive plans appropriately balance risk and reward, limiting excessive risk-taking and the potential for windfall payouts. Finally, the Company maintains several risk mitigating governance policies such as executive stock ownership guidelines, anti-hedging/pledging policies and an incentive compensation recoupment policy. As a result of the above, the Compensation Committee believes that the compensation program is not reasonably likely to have a material adverse effect on the Company.

Market Data Considered in Determining Executive Compensation for 2022

Each year the Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. Benchmark data from 2021 was obtained from a peer group consisting of seventeen public companies representing the construction, engineering, and/or construction materials industries. The Compensation Committee believes that industry- specific companies are the most appropriate source of benchmark data as they are most representative of Granite’s market for talent. The data from the peer group of seventeen public companies is used by the Compensation Committee to establish base salary, target total cash and long-term incentive compensation levels. As an additional market reference point, the Compensation Committee reviews national, general industry survey data scoped based on each executive’s functional role and revenue responsibility.

Peer Group of Public Companies

The seventeen public companies selected for the peer group to inform 2022 target total direct compensation levels are in the construction, engineering, and/or construction materials industries and compete for executive talent in the same market as Granite. For 2022, the Compensation Committee approved the removal of Quanta Services, Inc. due to it being above the acceptable revenue range and the addition of Great Lakes Dredging and Docks and Sterling Construction. At the time the peer group was approved, Granite’s trailing 4-quarter revenues were at the 67th percentile of the peer group and the Company’s 12-month average market capitalization was at the 39th percentile of the peer group. The median annual revenue of the approved peer group was $2.8 billion (versus $3.6 billion for Granite) and the median 12-month average market capitalization was $2.1 billion (versus $1.2 billion for Granite).

The table below names each of the companies in the peer group that informed 2022 target compensation levels.

Aegion Corporation	EMCOR Group Inc.	Primoris Services Corporation	US Concrete Inc.
Comfort Systems USA, Inc.	Great Lakes Dredging and Docks	Sterling Construction	Valmont Industries, Inc.
Cornerstore Building Brands	KBR, Inc.	Summit Materials
Dycom Industries, Inc.	MasTec, Inc.	Tetra Tech
Eagle Materials	MYR Group, Inc.	Tutor Perini Corporation

COMPENSATION ELEMENTS

Base Salary

Base salaries are essential to attract and retain our leadership and provide our Named Executive Officers a stable level of wages as the other components of their compensation are not guaranteed and are based on Company or operating group performance. Annually, the CEO reviews compensation for the executive officers (other than for himself) and makes recommendations to the Compensation Committee based on responsibility, tenure, individual leadership and operating group performance. The Compensation Committee considers these recommendations, as well as benchmarking comparisons prepared by the compensation consultant and sets the base salaries with reference to the peer group market median for the executive officers, including the CEO. Following this review for 2022, the Compensation Committee increased the base salaries of Ms. Curtis by 11.1% and Mr. Tatusko by 6.3% to bring them into closer alignment with market median rates; the base salaries for Messrs. Larkin, Radich and Richards, and Ms. Woolsey remained unchanged. The Named Executive Officer base salaries for 2022 were 2% below the peer median data in the aggregate for our continuing Named Executive Officers. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions, or other significant events.

Base salaries for 2022 for the Named Executive Officers were as follows:

Named Executive Officer	2022 Base Salaries
Kyle T. Larkin	$900,000
Elizabeth L. Curtis	$500,000
James A. Radich	$500,000
Michael G. Tatusko	$425,000
Staci Woolsey	$380,000
James D. Richards(1)	$480,000

(1) Mr. Richards ceased to serve as an executive officer effective June 27, 2022.

2022 Annual Incentive Plan Compensation

The Named Executive Officers participate in the AIP pursuant to which annual incentive compensation is determined by overall company performance and/or applicable operating group performance to incentivize and reward annual performance. Annual profitability forecasts were determined at the beginning of the year and used to establish the target performance goals. Threshold and maximum goals were also established, and payouts were determined based on achievement versus the goals. As in prior years, performance against Company and/or operating group safety objectives served as a modifier to the calculated bonus based on financial performance.

Annual Incentive Opportunity

As part of the 2022 incentive compensation redesign efforts, the Compensation Committee diversified the annual incentive metrics to include EBIT and OCF as it determined those metrics are important to our overall success in achieving our strategic financial goals. The performance goal setting process included reviewing peer data and historical performance with assistance from the Compensation Committee’s executive compensation consultant, FW Cook.

Safety is one of our core values and we use this as a metric in our AIP to align our executive officers with our safety strategy. Beginning in 2022, the Compensation Committee modified the Safety performance multiplier to add a severity metric of Days Away, Restricted or Transferred (DART) in addition to the existing frequency metric of OSHA Recordable Incident Rate (ORIR). This multiplier is weighted 50/50% and applied to the Corporate EBIT and OCF payout results. The Operating Group safety results will be calculated in the same manner with the weighted safety multiplier applied to each group’s operating income results.

As presented in detail below, each Named Executive Officer's targeted annual incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. The target is set by the Compensation Committee after a review of market median annual incentive target awards of Granite’s peer group and survey data which is the basis for establishing the threshold and maximum annual incentive. Pursuant to the terms of the AIP, maximum cash payouts cannot exceed two times the target opportunity. The aggregate AIP target opportunities were 4% below peer group median data for our continuing Named Executive Officers for 2022. Ms. Curtis’ target increased from 75% to 80% of salary while other NEO targets remained the same. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events.

The 2022 AIP opportunities for the Named Executive Officers are presented below.

Annual Incentive Opportunity

Named Executive Officer	Target as % of Base Salary	Threshold	Target	Maximum
Kyle T. Larkin	100%	$450,000	$900,000	$1,800,000
Elizabeth L. Curtis	80%	$200,000	$400,000	$800,000
James A. Radich	80%	$200,000	$400,000	$800,000
Michael G. Tatusko	65%	$138,125	$276,250	$552,500
Staci Woolsey	60%	$114,000	$228,000	$456,000
James D. Richards(1)	75%	$180,000	$360,000	$720,000

(1) Mr. Richards ceased to serve as an executive officer effective June 27, 2022, however, he remained eligible to receive a prorated annual bonus with respect to fiscal year 2022.

2022 AIP Performance Measures and Results

At the beginning of the annual performance period (January 1st – December 31st), the Compensation Committee approved the 2022 AIP weighting and financial performance goals. The Compensation Committee determined that 2022 AIP payouts for Messrs. Larkin and Radich, and Mses. Curtis and Woolsey were to be determined based on Company financial performance and a Company safety multiplier. For Messrs. Tatusko and Richards (the operating group Named Executive Officers), the Committee established measures for the AIP to be paid out based on a blend of Company and operating group financial and safety performance.

The following table illustrates the weighting for each AIP financial metric for each of our Named Executive Officers:

2022 Performance Measure	Kyle T. Larkin	Elizabeth L. Curtis	James A. Radich	Michael G. Tatusko	Staci Woolsey	James D. Richards(1)
Company EBIT	80%	80%	80%	32%	80%	32%
Company Cash Flow from Operations (as % of Revenue)	20%	20%	20%	20%	20%	20%
Group Operating Income	0%	0%	0%	48%	0%	48%

(1) Mr. Richards ceased to serve as an executive officer effective June 27, 2022, however, he remained eligible to receive a prorated annual bonus with respect to fiscal year 2022.

Performance Measures for 2022

Company EBIT. Company EBIT is defined as actual consolidated EBIT attributable to Granite Construction Incorporated, adjusted for items approved by the Compensation Committee. For 2022, Company EBIT excluded the following items that are not related to the Company’s ongoing core business operations: income, expenses and gains or losses related to discontinued or divested operations, significant litigation fees and settlements and separation costs.

Company OCF. Company OCF is defined as actual operating cash flow attributable to Granite Construction Incorporated calculated in accordance with U.S. GAAP and adjusted for items approved by the Compensation Committee as a percentage of revenue. For 2022, Company OCF excluded the following cash impact items that are not related to the Company’s ongoing core business operations: income, expenses and gains or losses related to discontinued or divested operations, significant litigation fees and settlements and separation costs.

Group Operating Income. Group Operating Income is defined as actual operating income for the applicable operating group calculated in accordance with U.S. GAAP and adjusted for items approved by the Compensation Committee. For 2022, Group Operating Income excluded the following items that are not related to the Company’s ongoing core business operations: income, expenses and gains or losses related to discontinued or divested operations, significant litigation fees and settlements and separation costs.

Safety. Granite uses two metrics to measure safety within the incentive program: (1) The OSHA Recordable Incident Rate (“ORIR”) and (2) Days Away, Restricted, or Transferred (“DART”) Rate, which are nationally recognized metrics, to benchmark its safety performance against the construction industry. ORIR tracks all injuries which require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time) and represents the number of events per 100 full-time employees. It is calculated by multiplying the number of OSHA recordable injuries (total injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure. The DART rate is designed to track OSHA recordable workplace injuries or illnesses that results in time away from work, restricted job roles, or an employee's permanent transfer to a new position. The DART rate is calculated by taking the number of OSHA Recordable injuries and illnesses that resulted in Days Away; Restricted; Transferred x 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure. A 50/50% weighting of these two metrics will be calculated to determine the performance and payout multiplier. A safety multiplier ranging from 90% to 115% based on Company and/or operating group safety performance, as applicable, is applied to the financial metric payouts for company and/or operating group results.

The Compensation Committee considered the Company's annual operating plan for the year in setting threshold, target and maximum performance goals for the AIP performance metrics. The payout based on Company and/or operating group financial performance is zero if Company and/or applicable operating group performance, respectively, is below the financial performance threshold. Once threshold requirements are met, Named Executive Officers can earn between 50% and 200% of their annual target opportunity depending on the level of achievement of the Company and/or operating group financial performance. Linear interpolation applies for performance between threshold/target and target/maximum performance levels. The calculated bonus under Company and/or operating group performance components is subject to a safety multiplier ranging from 90% to 115% based on Company and/or operating group safety performance, as applicable. The target and maximum award amounts have been set at levels our Compensation Committee believes will provide a meaningful incentive to achieve Company and individual goals and contribute to the Company’s financial performance.

The AIP’s Company EBIT performance goal was derived in reliance upon the original 2022 budget (“Original 2022 Budget”). Given the EBIT performance metric was defined as continuing operations, the Company’s Water and Mineral Services (“WMS”) businesses were originally excluded from the EBIT performance goal as they were classified as held for sale and reported as discontinued operations. Upon reclassification of WMS to continuing operations and to ensure alignment, the Compensation Committee increased the threshold, target and maximum performance goals (adjusted for the disposition in the first quarter of 2022) based upon the Original 2022 Budget.

The following were the AIP financial performance measures set for 2022 (in millions):

2022 AIP Financial Performance Goals

Performance Metric	Threshold (80% of Target)	Target	Maximum (120% of Target)	Actual Performance	Actual Performance as a % of Target
Company EBIT	$102.1	$127.6	$153.1	$111.0	67%
Company OCF	3.0%	5.0%	7.0%	1.9%	0%
California Group Operating Income	$98.1	$122.6	$147.1	$111.3	77%
Mountain Group Operating Income	$56.3	$70.3	$84.4	$75.2	135%
Central Group Operating Income	$46.2	$57.8	$69.3	($28.2)	0%

The following table outlines the safety performance goals and results. Linear interpolation is used to determine the multiplier when actual performance attained falls between threshold/target and target/maximum performance levels:

2022 AIP Safety Multiplier Goals

	ORIR Performance and Multiplier				DART Performance and Multiplier
Performance Level	Threshold 90%	Target 110%	Maximum 115%	ORIR Safety Results	Threshold 90%	Target 110%	Maximum 115%	DART Safety Results	Actual Safety Multiplier(1)
Company	1.05	0.80	0.56	0.72	0.61	0.45	0.32	0.31	113%
California Operating Group	1.05	0.80	0.56	0.65	0.61	0.45	0.32	0.30	114%
Mountain Operating Group	1.05	0.80	0.56	0.68	0.61	0.45	0.32	0.42	112%
Central Operating Group	1.05	0.80	0.56	0.88	0.61	0.45	0.32	0.23	109%

(1) ORIR & DART actual performance weighted 50/50 to determine safety multiplier.

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:

Summary of Actual 2022 AIP Total Bonus Payouts

Named Executive Officer	AIP Target Opportunity	Actual Company Bonus Payout(1)	Actual Operating Group Bonus Payout(1)	Total Payout(2)	Payout as a % of Target
Kyle T. Larkin	$900,000	$545,112	n/a	$545,112	60.6%
Elizabeth L. Curtis	$400,000	$242,272	n/a	$242,272	60.6%
James A. Radich	$400,000	$242,272	n/a	$242,272	60.6%
Michael G. Tatusko	$276,250	$66,928	$200,491	$267,419	96.8%
Staci Woolsey	$228,000	$138,095	n/a	$138,095	60.6%
James D. Richards(3)	$360,000	$43,609	-	$43,609	12.1%

(1) Actual company payouts and operating group payouts include safety multiplier.

(2) Represents the sum of 2022 Company and operating group bonus payouts.

(3) Mr. Richards ceased to serve as an executive officer effective June 27, 2022, however, he remained eligible to receive a prorated annual bonus with respect to fiscal year 2022.

Long Term Incentive Compensation

Equity incentive awards are a critical component of the Company’s compensation program and are used to attract and retain talented, highly qualified employees to ensure the long-term continued growth and success of the Company.

As part of the 2022 incentive compensation redesign efforts, the Compensation Committee introduced a capital efficiency metric to support the Company’s long-term strategic plan and further align management’s interest with that of our shareholders. A 3-year RONA performance metric was selected to support this initiative.

As presented in detail below, each Named Executive Officer's target long-term incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. The targets are set by the Compensation Committee after a review of market median long-term incentive target awards of Granite’s peer group and survey data at the beginning of the year. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events. The LTIP target opportunity was conservatively positioned at 21% below the median data in the aggregate for our continuing Named Executive Officers and varied by each Named Executive Officer and their role.

The LTIP incentive target opportunities for the Named Executive Officers under the 2022 LTIP are presented below:

Named Executive Officer	LTIP Incentive Target Opportunity
Kyle T. Larkin	$2,400,000
Elizabeth L. Curtis	$800,000
James A. Radich	$650,000
Michael G. Tatusko	$400,000
Staci Woolsey	$292,600
James D. Richards(1)	$575,000

(1) Mr. Richards ceased to serve as an executive officer effective June 27, 2022. He remained eligible to receive a cash payment based on the actual performance of the LTIP TSR results for the applicable performance periods and prorated on the basis of the ratio of the number of whole months of his service during the applicable performance period to the total number of months in the applicable performance period.

Each Named Executive Officer’s target award is divided into two components – Performance Awards and Time-Based Service Awards. The table below reflects the weighting of the two components:

LTIP Components Weighting

LTIP Component	Weighting
3-Year Relative TSR Performance Award	50%
3-Year RONA Performance Award	25%
Time-Based Service Award	25%
Total	100%

To emphasize and reward sustained long term performance, all Named Executive Officers participated in the 2022 LTIP. For awards granted after January 1, 2020, the Board of Directors approved the following changes to the LTIP for the benefit of the Company's Named Executive Officers and other executive officers:

●

In the event of a change in control, LTIP awards convert to RSUs, based on target or actual performance through the effective date of the change in control, depending on the timing of the change in control within the performance period, and such RSUs are subject to time-based vesting through the end of the performance period;

●	Double-trigger vesting of any converted RSUs, requiring both a change in control and termination of employment without cause or for good reason; and

●	Proration of LTIP awards on termination of employment due to death, disability or retirement based on actual performance through the end of the applicable performance period.

Performance Awards

The 2022 LTIP is focused on creating long term value for our shareholder’s benefit. The performance incentive is based on relative TSR and a capital efficiency metric, RONA, where both will be measured over a 3-year performance period, and will be earned based on achievement of performance targets, and settled in RSUs at the end of the performance period.

Pursuant to the terms of the LTIP, maximum payouts cannot exceed two times the target performance opportunity. However, the Compensation Committee has the ability to reduce the payout percentage for the performance period in its sole discretion.

RONA Performance Metric

The Compensation Committee considered the Company's strategic plan, peer benchmarking data and historical performance in setting threshold, target and maximum performance goals for the RONA performance metric. Performance will be measured over a 3-year period and is defined as adjusted consolidated GAAP Net Income (less tax effected cost of debt) divided by average adjusted net assets. A 3-year average RONA result will determine performance achievement. The payout based on Company financial performance is zero if Company performance is below the financial performance threshold. Once threshold requirements are met, Named Executive Officers can earn between 50% and 200% of their annual target opportunity depending on the level of performance achievement. Linear interpolation applies for performance between threshold/target and target/maximum performance levels. The target and maximum award amounts have been set at levels our Compensation Committee believes will provide a meaningful incentive to achieve long term Company financial performance.

TSR Performance Metric

TSR performance is calculated based on Granite’s TSR rank relative to the Russell 3000 companies, including Granite, in the Construction and Engineering or Construction Materials GICS Sub-Industry classification over a 3-year period. The TSR award calculation methodology will remove from the measurement group any comparator companies acquired during the performance period. Each 3-year cycle will be calculated using a 20-day trading day average for the beginning and ending stock price to avoid potential unintended consequences of spot prices. The higher Granite’s overall performance ranking is, the greater the payout percentage.

The TSR payout curve was modified by the Compensation Committee after a review of Granite’s 2021 peer group and survey market median data to improve alignment with typical market practice. Effective for 2022 and forward, the TSR payout curve has been modified by shifting the threshold performance from the 35th percentile to the 25th percentile with a corresponding payout of 35% and shifting maximum performance from the 80th percentile to the 75th percentile with no change to the maximum payout. See 2022-2024 TSR Payout Curve below.

2022 -2024 TSR Payout Curve

(Utilizes a Relative TSR Percentile Ranking System to determine payout as a percentage of Target.)

Relative TSR Percentile Rank	Payout (% of Target)(1)
75th Percentile or better	200%
50th Percentile	100%
25th Percentile	35%
Below 25th Percentile	0%

(1) Linear interpolation applies between performance levels.

The following table contains the performance award and payout timing:

TSR Performance Period	Award Opportunity	Payout Timing (if award earned based on performance)
January 1, 2019 – December 31, 2021	0% – 200% of 2019 Performance Award	Q1 2022 - Completed
January 1, 2020 – December 31, 2022(1)	0% – 200% of 2020 Performance Award	Q1 2023 - Completed
January 1, 2021 – December 31, 2023(1)	0% – 200% of 2021 Performance Award	Q1 2024
January 1, 2022 – December 31, 2024(1)	0% – 200% of 2022 Performance Award	Q1 2025

(1) Pursuant to his separation arrangement, Mr. Richards remained eligible to receive a cash payout under the LTIP based on actual results through the end of the applicable performance period and prorated for his service. This arrangement applies to his awards for the 2020 - 2022, 2021 - 2023 and 2022 - 2024 performance periods of which there were no modifications to the performance terms.

Payouts for 2019 - 2021 Total Shareholder Return Awards Paid in 2022

There were no payouts for the 2019 - 2021 TSR performance period and this is reflected in the 2022 Summary Compensation Table and the 2022 Grants of Plan Based Award tables. TSR performance was calculated based on Granite’s TSR rank relative to the 30 Russell 3000 companies in the Construction and Engineering or Construction Materials GICS Sub-Industry classification for the three-year performance period beginning January 1, 2019 through December 31, 2021.

2019 -2021 TSR Payout Curve

(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

Granite’s three-year TSR performance as of December 31, 2021, for the performance period from January 1, 2019 through December 31, 2021 was below threshold resulting in no earnout. See “2019 - 2021 TSR Payout Curve” above.

Payouts for 2020 -2022 Total Shareholder Return Awards Paid in 2023

TSR performance was calculated based on Granite’s TSR rank relative to the 28 Russell 3000 companies in the Construction and Engineering or Construction Materials GICS Sub-Industry classification for the three-year performance period beginning January 1, 2020 through December 31, 2022. Granite’s three-year TSR performance ranked at the 46th percentile which was above the threshold performance goal resulting in an 88% of target payout. See “2020 - 2022 TSR Payout Curve” below.

2020 - 2022 TSR Payout Curve

(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

TSR Performance Period January 1, 2020 – December 31, 2022

Named Executive Officer	Target TSR Incentive	Actual TSR Incentive	Restricted Stock Units Awarded(2)
Kyle T. Larkin	$640,000	$563,200	20,645
Elizabeth L. Curtis(1)	n/a	n/a	n/a
James A. Radich	$280,000	$246,400	9,032
Michael G. Tatusko	$280,000	$246,400	9,032
Staci Woolsey(1)	n/a	n/a	n/a
James D. Richards(3)	$400,000	$283,556	10,394

(1) Due to the performance period beginning prior to becoming an executive officer, Mses. Curtis and Woolsey were not eligible to participate in the 2020 - 2022 LTIP.

(2) Awards are denominated as a cash value until earned based on performance. The number of RSUs awarded was calculated by dividing the actual long-term incentive value by $27.28, which was the average stock price over the first 30 days of January 2020.

(3) Mr. Richards ceased to serve as an executive officer effective June 27, 2022. His separation agreement allowed him to receive a prorated award to be settled in a single lump sum cash payment based on the value of the number of RSUs he would have received.

Time-Based Service Awards

The Compensation Committee believes granting RSUs assists in maintaining competitive levels of compensation, encourages the continued retention of key management and aligns the interest of Named Executive Officers with that of the shareholders. Typically, time-based service awards vest in three equal annual installments beginning on the one-year anniversary of the date of grant, subject to continued service.

2022 Time-Based Service Awards

Named Executive Officer	Time-Based Service Award(1)	RSUs Awarded(1)
Kyle T. Larkin	$600,000	18,897
Elizabeth L. Curtis	$200,000	6,299
James A. Radich	$162,500	5,118
Michael G. Tatusko	$100,000	3,149
Staci Woolsey	$73,150	2,303
James D. Richards(2)	$143,750	4,527

(1) The 2022 time-based service awards were granted on March 14, 2022 based on a closing stock price of $31.75. These awards will vest in three annual installments beginning on March 14, 2023. Pursuant to the terms of the Granite Construction Incorporated 2021 Equity Incentive Plan (the “2021 Equity Plan”), Mr. Radich qualifies as retirement eligible, and all of his equity awards vested immediately.

(2) Mr. Richards ceased to serve as an executive officer effective June 27, 2022 and his unvested RSUs were forfeited upon separation.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award was made is determined to have been in error due to a restatement of a prior year's financial results, it is Granite's policy to either recover the amount overpaid or to offset the overpayment against future incentive compensation earned. This policy applies to AIP and LTIP awards. Other than as discussed below, there were no adjustments to calculations that affected incentive compensation calculated or paid in 2022.

In connection with the SEC’s investigation and settlement and Granite’s previously disclosed restatement of certain periods in 2019 and prior, Granite received payments of $62,900 from Mr. Roberts, $261,115 and 2,364 shares from Ms. Krzeminski and $176,101 from Ms. Desai during 2022. The SEC order provides that Mr. Roberts will pay Granite an additional $566,100 and that Mr. Roberts will return 27,527 shares during 2023.

Stock Ownership Guidelines

Our Board of Directors adopted Stock Ownership Guidelines to align the interests of Granite's Named Executive Officers with the interests of shareholders and to promote Granite's commitment to sound corporate governance. Named Executive Officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market standards. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. The stock ownership guidelines are as follows:

●	CEO: 5x annual base salary
●	President, COO, and CFO: 3x annual base salary
●	Other Named Executive Officers: 2x annual base salary

Shares that count toward the satisfaction of the guidelines include:

●	Shares owned outright by the Named Executive Officer or his or her immediate family members residing in the same household, whether held individually or jointly;
●	Any vested, unvested and deferred RSUs;
●	Shares held for the Named Executive Officer's account in the Granite Construction Incorporated Profit Sharing and 401(k) Plan (“401(k) Plan”); and
●	Shares held in trust for the benefit of the Named Executive Officer or his or her family.

Unvested or unexercised stock options and unearned performance-based equity awards do not count towards the guidelines. Until the applicable guideline has been satisfied, the Named Executive Officer is required to retain an amount equal to 50% of net shares received as a result of the vesting of RSUs through Granite's stock incentive plans. Share ownership is measured as of December 31 using the average stock price over the prior year.

As of December 31, 2022, Mses. Curtis and Woolsey and Messrs. Larkin, Radich, and Tatusko are in compliance with the guideline either by virtue of having attained the required number of shares or complying with the 50% retention requirement.

Anti-Hedging Policy

The Company’s Insider Trading Policy, which applies to employees, officers and directors of the Company and their family members and affiliates, provides that such individuals are prohibited from engaging in hedging transactions involving the Company’s securities. For additional information, see “Information About the Board of Directors and Corporate Governance - Employee, Officer, and Director Hedging.”

Anti-Pledging Policy

In accordance with the Company’s Insider Trading Policy, a transaction in which a holder of a security of the Company uses that security as collateral for a loan or other extension of credit or a pledge is prohibited. This policy applies to employees, officers and directors of the Company and their family members and affiliates.

Non-Qualified Deferred Compensation

Granite offers its executive officers, Board of Directors, and other key executives, participation in the NQDC, which:

●	Allows executive officers to defer up to 50% of their base salary and up to 100% of their incentive compensation (cash and equity);
●	Allows non-employee directors to defer receipt of their annual cash retainer and RSU awards;
●

Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment;

●	Allows distribution options of in-service payments for executives and/or upon retirement or termination for all participants;
●	Includes a Rabbi Trust, which provides participants a measure of added security that benefit obligations will be satisfied; and
●

Includes an option under which eligible participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year's base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Flexible Bonus Policy

The Compensation Committee has the authority to award discretionary bonuses to employees of the Company. In 2013, our Compensation Committee determined that it would be beneficial to define and limit its authority to award discretionary bonuses and adopted the Flexible Bonus Policy pursuant to which employees of the Company, including our Named Executive Officers, are eligible to receive a discretionary bonus, which may be based on Company performance, individual performance or such other factors as our Compensation Committee may consider appropriate. In determining Company performance, our Compensation Committee may consider the achievement of corporate financial, strategic and operational objectives including, but not limited to, revenue, income, and backlog. In determining individual performance, our Compensation Committee may consider the achievement of personal objectives including, but not limited to, business targets, budgetary targets, succession planning, and safety targets. It is our intention that the discretionary bonuses be fixed and determinable as of year-end; this would require approval prior to year-end. The aggregate amount of any bonus or bonuses payable under the Flexible Bonus Policy to any one participant in any calendar year may not exceed $250,000. Our Compensation Committee believes that the flexible design of this policy is necessary to consider the effects of unanticipated events and circumstances on the Company’s business or on a participant’s performance.

In 2022, no discretionary bonuses were awarded under the Flexible Bonus Policy.

Other Compensation

The Named Executive Officers are eligible to participate in the 401(k) Plan. Granite provides matching contributions up to 6% of an employee’s gross pay at the discretion of the Board of Directors. Messrs. Larkin, Radich, and Tatusko and Mses. Curtis and Woolsey received a $1,000 per month vehicle allowance. Mr. Richards received a $1,000 per month vehicle allowance until his separation. Ms. Woolsey was reimbursed for relocation costs in the amount of $294,901 during 2022. Although the company allows spousal travel on the Company aircraft, there was no aggregate incremental cost associated with spousal travel in 2022.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

In connection with its determination of the various elements of compensation for our executive officers, one factor the Compensation Committee considers is the impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation a publicly held company pays to certain covered executive officers to $1 million per executive officer per year.

While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its shareholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, may also affect the deductibility of compensation. The Compensation Committee also considers the accounting treatment of the cash and equity awards that it grants under the cash and equity plans it maintains.

Change-in-Control Arrangements

All of our Named Executive Officers are participants in the Executive Retention and Severance Plan III (“ERSP III”) which provides additional payments and other benefits if the Named Executive Officer is terminated without cause or if the Named Executive Officer terminates employment for “good reason” (as defined further below) following a “change in control” (as defined further below).

The ERSP III provides that if a participant’s employment with Granite is terminated by the Company within two years after a change in control of Granite other than for cause, or if the participant resigns from such employment within two years after a change in control of Granite for good reason, the participant would be entitled to the following benefits:

●	A lump sum payment equal to 2 times the participant’s annual base salary rate in effect immediately prior to the participant’s termination;
●

A lump sum payment equal to 2 times the average of the aggregate of all annual incentive bonuses earned by the participant for the three fiscal years immediately preceding the fiscal year of the change in control;

●

A lump sum payment equal to 2 times the average of the aggregate annual employer contribution (the “employer contribution”), made on behalf of the participant for the three fiscal years preceding the fiscal year of the change in control to the 401(k) Plan, and any other retirement plan in effect immediately prior to the change in control;

●

A lump sum payment equal to 2 times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

●

Accelerated vesting of equity awards in accordance with the provisions contained in the equity incentive plans (double trigger) (If an equity award is performance-based and a change-in-control occurs in the first year of the performance period, the equity awards will be paid out at target, and if it occurs in the second or third year of the performance period, the equity award will be paid out at actual performance through the change-in-control date); and

●

Insurance and reasonable professional outplacement services for the participant until the earlier of two years following the date of termination or the date on which the participant obtains employment.

Payments made to the terminated participant do not include tax gross-ups and are capped. The amount of the payment will not exceed and will be reduced if required in order not to exceed the “safe harbor” amount allowable under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant. The ERSP III includes a non-disparagement provision in favor of the Company.

Change in control and good reason have the following meanings under the ERSP III:

●

A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain more than 50% of our voting stock or the voting stock in the surviving entity; (ii) the sale or disposition of all or substantially all of our assets to a corporation (other than to one or more subsidiaries of Granite); (iii) the acquisition by affiliated persons of more than 30% of our voting stock; or (iv) a change in the composition of our Board of Directors in any consecutive 12-month period as a result of which fewer than a majority of the directors are “incumbent directors;” and

●

“Good reason” means (i) a material diminution in the participant's authority, duties or responsibilities, causing the participant's position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the participant's base salary rate (except as part of a broad-based reduction plan applicable to substantially all Company group employees); (iii) a geographical relocation of the participant's principal office location by more than 30 miles (one way); or (iv) any material breach of the ERSP III by Granite with respect to the participant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Members of the Compensation Committee:

David C. Darnell, Chair	Molly C. Campbell Celeste B. Mastin	Laura M. Mullen Gaddi H. Vasquez

This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

2022

The following table summarizes, for the fiscal years specified, the compensation for our President and CEO, our CFO, and other Named Executive Officers.

Name				Stock	Non-Equity Incentive Plan	All Other
and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kyle T. Larkin President and CEO	2022 2021 2020	$900,000 $854,615 $584,615	- - -	$599,980 $1,439,992 $260,010	$545,112 - -	$77,385 $68,972 $59,920	$2,122,477 $2,363,579 $904,545
Elizabeth L. Curtis Executive Vice President and CFO	2022 2021	$500,000 $437,500	- -	$199,993 $89,995	$242,272 -	$51,364 $47,072	$993,629 $574,567
James A. Radich Executive Vice President and COO	2022 2021 2020	$500,000 $500,000 $381,058	- - -	$162,497 $119,979 $69,998	$242,272 - $240,260	$47,542 $45,359 $48,243	$952,311 $665,338 $739,559
Michael G. Tatusko Senior Vice President and Mountain Group Manager	2022 2021 2020	$425,000 $400,000 $375,000	- - -	$99,981 $74,962 $69,998	$267,419 $254,748 $121,622	$52,695 $173,958 $50,012	$845,095 $903,668 $616,632
Staci Woolsey CAO	2022	$380,000	-	$73,120	$138,095	$345,262	$936,477
James D. Richards Former Senior Vice President and Central Group Manager	2022 2021 2020	$251,077 $480,000 $450,000	- - $200,000	$143,732 $104,987 $100,005	$43,609 - -	$758,426 - $51,501	$1,196,844 $584,987 $801,506

(1) The awards in column (e) reflect the grant date fair value of stock awards granted pursuant to the time-based service award feature of the LTIP and the Performance Award feature of the LTIP. For a detailed explanation, regarding RSUs granted during 2022 to the Named Executive Officers, please refer to the Grants of Plan-Based Awards table. The grant date fair value is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on the market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 17 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. For a detailed explanation, please refer to the “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation.”

(2) The amounts in column (f) reflect the cash awards earned for performance in 2022 and paid in March 2023. For a detailed explanation of cash awards for performance in 2022, please refer to “Compensation Discussion & Analysis – Compensation Elements – Annual Incentive Compensation.”

(3) Please refer to the "All Other Compensation Table" below for details with respect to all other compensation.

All Other Compensation Table

2022

Named Executive Officer (a)	401(k) Match(1) (b)	Dividends(2) (c)	Vehicle Allowances(3) (d)	Insurance(4) (e)	Other(5) (f)	Total (g)
Kyle T. Larkin	$18,300	$27,222	$12,000	$19,863	-	$77,385
Elizabeth L. Curtis	$18,300	$4,390	$12,000	$16,674	-	$51,364
James A. Radich	$18,300	-	$12,000	$17,242	-	$47,542
Michael G. Tatusko	$18,300	$3,296	$12,000	$19,099	-	$52,695
Staci Woolsey	$17,800	$1,541	$12,000	$19,020	$294,901	$345,262
James D. Richards(6)	$16,564	$1,350	$6,000	$23,042	$711,470	$758,426

(1) The amounts in column (b) reflect the company matching contribution, not to exceed 6% on compensation deferred into the 401(k) Plan.

(2) The amounts in column (c) reflect RSU dividend equivalent units.

(3) The amounts in column (d) reflect the vehicle allowances provided to the Named Executive Officers.

(4) The amounts in column (e) reflect the company expense for medical, dental, vision, life, short and long-term disability insurance, accidental death & dismemberment insurance, executive liability insurance, and employee assistance program.

(5) The amounts in column (f) include: (i) Ms. Woolsey’s relocation of $294,901, and (ii) Mr. Richard’s payments equal to (1) $24,997 for unused accrued vacation, and (2) $686,473 for severance pursuant to the terms of his separation and transition agreement.

(6) Mr. Richards ceased to serve as an executive officer effective June 27, 2022.

Grants of Plan-Based Awards Table

2022

The following table provides additional information about incentive plan awards and other equity awards granted to our Named Executive Officers during the year ended December 31, 2022.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other
									Stock Awards:	Grant Date
Named	Committee								Number of	Fair Value
Executive	Approval	Grant							Shares or	of Stock
Officer	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Units	Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Kyle T. Larkin			$450,000	$900,000	$1,800,000	-	-	-	-	-
			-	-	-	$900,000	$1,800,000	$3,600,000	-	-
	3/2/22	3/14/22	-	-	-	-	-	-	18,897(4)	$599,980

Elizabeth L. Curtis			$200,000	$400,000	$800,000	-	-	-	-	-
			-	-	-	$300,000	$600,000	$1,200,000	-	-
	3/2/22	3/14/22	-	-	-	-	-	-	6,299(4)	$199,993

James A. Radich			$200,000	$400,000	$800,000	-	-	-	-	-
			-	-	-	$243,750	$487,500	$975,000	-	-
	3/2/22	3/14/22	-	-	-	-	-	-	5,118(4)	$162,497

Michael G. Tatusko			$138,125	$276,250	$552,500	-	-	-	-	-
			-	-	-	$150,000	$300,000	$600,000	-	-
	3/2/22	3/14/22	-	-	-	-	-	-	3,149(4)	$99,981

Staci Woolsey			$114,000	$228,000	$456,000				-	-
						$109,725	$219,450	$438,900	-	-
	3/2/22	3/14/22							2,303(4)	$73,120

James D. Richards(5)			$180,000	$360,000	$720,000				-	-
						$215,625	$431,250	$862,500	-	-
	3/2/22	3/14/22							4,527(4)	$143,732

(1) Amounts in columns (d) through (f) reflect threshold, target and maximum incentives, as applicable, under the 2022 AIP. For a detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2022 AIP, please refer to “Compensation Discussion and Analysis — Compensation Elements — 2022 Annual Incentive Plan Compensation,” “2022 AIP Performance Measures and Results” and the 2022 Summary Compensation Table.

(2) Amounts in columns (g) through (i) reflect the threshold, target and maximum award amounts applicable to the performance based (TSR and RONA) components of our 2022 LTIP. Each of our Named Executive Officers has the ability to earn from 0% to 200% of the TSR and RONA components of the LTIP target opportunity. Any payouts under the LTIP are made in the form of RSUs. Payouts on the TSR and RONA components of the LTIP are made after the end of the performance period.

(3) Amounts in column (k) reflect RSU awards granted on March 14, 2022. The grant date fair market value was calculated by multiplying the number of RSUs awarded by the closing price of our common stock on the date of the grant, $31.75 for March 14, 2022.

(4) The RSUs granted on March 14, 2022 reflect the time-based service awards granted under the LTIP. The number of RSUs granted for the time-based service award was calculated by dividing the time-based service award by the closing price of our common stock of $31.75 on the date of the grant. The granted time-based service award RSUs vest in three equal annual installments beginning on March 14, 2023, subject to continued service; unless retirement eligibility per the 2021 Equity Plan is met, in which case vesting is accelerated. The holders of RSUs are entitled to receive dividend equivalent units in lieu of cash dividends declared by the Board of Directors on the outstanding common stock of the Company.

(5) Mr. Richards ceased to serve as an executive officer effective June 27, 2022 and his unvested RSUs were forfeited upon separation.

Outstanding Equity Awards at Fiscal Year-End Table

2022

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2022.

	Stock Awards
Named Executive Officer (a)	Number of Shares or RSUs That Have Not Vested(1)(2) (b)	Market Value of Shares or RSUs That Have Not Vested(3) (c)
Kyle T. Larkin	50,621	$1,775,278
Elizabeth L. Curtis	8,424	$295,430
James A. Radich(4)	0	$0
Michael G. Tatusko	6,383	$223,852
Staci Woolsey	2,854	$100,090
James D. Richards(5)	0	$0

(1)	Upon death, disability, or achieving retirement eligibility, all equity awards of a Named Executive Officer would vest immediately.
(2)	Vesting dates for outstanding RSU awards for the Named Executive Officers is set forth in the table below.
(3)	The amounts shown in column (c) are based on the December 30, 2022 closing price of the Company’s common stock of $35.07.
(4)	Pursuant to the 2021 Equity Plan, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.
(5)	Mr. Richards ceased to serve as an executive officer effective June 27, 2022 and his unvested RSUs were forfeited upon separation.

Vesting Dates for Outstanding RSU Awards for the Named Executive Officers

		Number of RSUs That Vest on Each Vesting Date
Named Executive Officer	Award Type	3/13/2023	3/14/2023	6/3/2023	9/24/2023	3/14/2024	6/3/2024	9/24/2024	3/14/2025
Kyle T. Larkin	RSU	7,191	10,069	8,454	-	10,069	8,453	-	6,385
Elizabeth L. Curtis	RSU	532	2,882	-	-	2,882	-	-	2,128
James A. Radich(1)	RSU	-	-	-	-	-	-	-	-
Michael G. Tatusko	RSU	1,936	1,691	-	-	1,692	-	-	1,064
Staci Woolsey	RSU	-	778	-	260	778	-	260	778
James D. Richards(2)	RSU	-	-	-	-	-	-	-	-

(1)	Pursuant to the terms of the 2021 Equity Plan, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.
(2)	Mr. Richards ceased to serve as an executive officer effective June 27, 2022 and his unvested RSUs were forfeited upon separation.

Stock Vested Table

2022

The following table summarizes the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2022 and the value realized before payment of any applicable withholding tax.

	Stock Awards
Named Executive Officer (a)	Number of Shares Acquired on Vesting (b)	Value Realized Upon Vesting(1) (c)
Kyle T. Larkin	19,791	$633,087
Elizabeth L. Curtis	2,002	$64,004
James A. Radich	5,118	$167,103
Michael G. Tatusko	2,757	$87,620
Staci Woolsey	260	$6,999
James D. Richards(2)	4,283	$136,080

(1) The amounts in column (c) are based on the fair market value of our common stock on the applicable vesting date.

(2) Mr. Richards ceased to serve as an executive officer effective June 27, 2022.

Nonqualified Deferred Compensation Table 2022

The following table summarizes our Named Executive Officers' compensation under our NQDC plan for the year ended December 31, 2022, which is also reflected in the Summary Compensation Table.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contribution in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal
Named Executive Officer	Last Fiscal Year(1)(2)	Last Fiscal Year	Fiscal Year(3)	Distributions(4)	Year End(5)
(a)	(b)	(c)	(d)	(e)	(f)
Kyle T. Larkin(6)	n/a	n/a	n/a	n/a	n/a
Elizabeth L. Curtis	$24,904	-	($9,050)	-	$80,785
James A. Radich	-	-	($17,775)	($66,574)	$57,587
Michael G. Tatusko(6)	n/a	n/a	n/a	n/a	n/a
Staci Woolsey(6)	n/a	n/a	n/a	n/a	n/a
James D. Richards(6)(7)	n/a	n/a	n/a	n/a	n/a

(1) The NQDC plan allows Named Executive Officers to defer base salary and incentive compensation, which includes equity and cash awards. Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. The distribution may consist of in-service distributions while they are actively employed or a future retirement election. A distribution election is irrevocable on the first day of each plan year. For a detailed explanation of the NQDC, please refer to “Compensation Discussion and Analysis — Non-Qualified Deferred Compensation”.

(2) The amounts in column (b) include Ms. Curtis’ base salary deferral of $24,904. The base salary deferral reported in this column (b) is included within the amount reported as salary for Ms. Curtis in the 2022 Summary Compensation Table.

(3) The amounts in column (d) do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table as above market or preferential earnings.

(4) Pursuant to the terms of the NQDC Plan, and in accordance with his previous in-service account elections, Mr. Radich received a cash distribution of $66,574.

(5) Amounts reported in this column (f) for each Named Executive Officer include amounts previously reported in the Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive compensation.

(6) Messrs. Larkin, Tatusko, Radich and Richards and Ms. Woolsey elected to not participate in the NQDC Plan in 2022.

(7) Mr. Richards ceased to serve as an executive officer effective June 27, 2022.

Potential Payments Upon Termination or Change-in-Control

Except in the case of a change-in-control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers in connection with a termination of their employment. Under the terms of Granite’s equity plans and award agreements, upon death or disability, or becoming retirement eligible, all equity awards of a Named Executive Officer would vest immediately. The amount of equity awards that would vest upon each Named Executive Officer's death, disability, or retirement eligibility (if eligibility was met as of December 31, 2022) is set forth in column (e) below. Under the Company’s ERSP III, each Named Executive Officer is subject to a two-year non-solicitation requirement, and a non-disparagement requirement following termination of employment.

The following table sets forth an example of the potential payments and benefits under Granite's compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon a termination of employment without cause or for “good reason” (as defined above under “Change-in-Control Arrangements”) within two years following a change-in-control of Granite.

Mr. Richards was no longer eligible to receive benefits under the Company’s ERSP III as his employment with the Company terminated on June 27, 2022. For a detailed explanation, please see further below. The amounts set forth in the following table are based on the assumption that such termination event occurred on the last business day of fiscal year 2022.

Named Executive Officer (a)	Cash Severance Payment(1) (b)	Insurance Benefits(2) (c)	Other Compensation(3) (d)	Accelerated Equity Awards(4) (e)	Total (f)	Section 280G Safe Harbor Provision(5) (g)	Adjusted Total (h)
Kyle T. Larkin	$1,877,711	$36,220	$34,200	$6,688,585	$8,636,716	-	$8,636,716
Elizbeth L. Curtis	$1,020,000	$31,224	$34,200	$1,369,764	$2,455,188	($538,150)	$1,917,038
James A. Radich	$1,318,107	$31,186	$34,200	$1,456,071	$2,839,564	($584,130)	$2,255,434
Michael G. Tatusko	$1,325,389	$34,952	$34,200	$1,248,247	$2,642,788	-	$2,642,788
Staci Woolsey	$890,000	$18,262	-	$305,881	$1,214,143	-	$1,214,143

(1) The amount in column (b) for Mses. Curtis and Woolsey, Messrs. Larkin, Radich and Tatusko reflect a lump sum payment equal to (i) two times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change-in-control plus (ii) two times the annual base salary rate in effect immediately prior to the termination. For a detailed explanation, please refer to “Change-in-Control Arrangements.”

(2) The amount in column (c) for Mses. Curtis and Woolsey, Messrs. Larkin, Radich and Tatusko reflect a lump sum payment equal to two times the average annual cost to Granite of the Named Executive Officer's group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination. For a detailed explanation, please refer to “Change-in-Control Arrangements.”

(3) The amount in column (d) for Mses. Curtis and Woolsey, Messrs. Larkin, Radich and Tatusko reflect a lump sum payment equal to two times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. For a detailed explanation, please refer to “Change-in-Control Arrangements.”

(4) Under the terms of Granite’s equity plans, in the event of a change-in-control, if the acquiring person does not assume or replace outstanding equity awards, all non-exercisable, unvested or unpaid portions of the outstanding equity awards would become immediately exercisable and fully vested. If an equity award is performance-based and a change-in-control occurs in the first year of the performance period, the equity awards will be paid out at target, and if it occurs in the second or third year of the performance period, the equity award will be paid out at actual performance through the change-in-control date. The amounts in column (e) reflect the outstanding equity awards valued at the December 30, 2022 closing price of our common stock of $35.07. Pursuant to the terms of Granite’s equity plans, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.

(5) Payments under the Executive Retention and Severance Plan are subject to reduction to the extent necessary not to exceed the “safe harbor” amount under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

Separation and Transition Agreement with Mr. Richards

In June 2022, Mr. Richards was terminated without cause and entered into a Separation and Transition Agreement (the “Separation Agreement”) with Granite. Pursuant to this Agreement, Mr. Richards: (1) remained an employee of Granite and continued to serve as Senior Vice President and Group Manager through June 27, 2022 (the “Separation Date”) and until the Separation Date, continued to receive his annual base salary at the rate in effect immediately prior to entering into the Agreement, (2) resigned as Senior Vice President and Group Manager and ceased to be an employee of Granite as of the Separation Date, (3) received a one-time lump sum payment of $686,473, (4) remained eligible to receive his prorated 2022 AIP award based on actual results, (5) remained eligible to receive a payout under his LTIP awards based on actual results through the end of the applicable performance period and prorated for his service, payable in cash and (6) received a payment equal to 18 months of COBRA premiums. The Agreement also contained customary non-disparagement, cooperation and general release and waiver provisions.

DIRECTOR COMPENSATION

Stock Ownership

On December 8, 2022, the Board of Directors approved revised stock ownership guidelines which require all non-employee directors to own and maintain five times their Annual Board of Directors Cash Retainer in Granite common stock after joining the Board of Directors. Until the ownership requirement is reached, directors must hold 75% of the after-tax shares they receive from equity grants. As of December 31, 2022, all non-employee directors are in compliance with the guideline either by virtue of having attained the required number of shares or complying with the retention requirement.

Cash and Equity Compensation Policy

Every other year the compensation consultant conducts a comprehensive review of the Board of Director’s compensation program. The compensation consultant may recommend changes to the cash and equity-based compensation based on benchmarking comparisons or broader market best practices. After reviewing such peer compensation benchmark data in September 2022, the Board of Directors approved a $25,000 increase to each board member’s equity award beginning in 2023 to bring the program into alignment with the median of our executive compensation benchmarking peer group.

Granite's non-employee directors receive annual cash retainers and equity grants as set forth in the table below. Key highlights of the director compensation program are as follows:

●	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;
●	The Chairman of the Board's retainer is inclusive of all Committee retainers; and
●

Directors, other than the Chairman of the Board, receive an annual grant of RSUs valued at $110,000 on the date of grant. The Chairman of the Board receives an annual grant of RSUs equal to $175,000 in value on the date of grant. All RSUs vest in full on the first anniversary of the date of grant. A Director may elect to defer receipt of shares until after the end his or her service to the Board of Directors.

The following table represents 2022 Cash Retainer and Equity Grants:

Annual Cash Board Retainers
Member	$90,000
Chairman of the Board	$175,000

Annual Cash Committee Service Retainers
Audit/Compliance Member	$10,000
Audit/Compliance Chair	$20,000
Nominating and Corporate Governance Member	$7,500
Nominating and Corporate Governance Chair	$15,000
Compensation Member	$8,500
Compensation Chair	$17,000
Risk Committee Member	$7,500
Risk Committee Chair	$15,000

Annual Equity Grants
Member	$110,000	RSUs
Chairman of the Board	$175,000	RSUs

Director Compensation Table

2022

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2022.

Director (a)	Fees Earned or Paid in Cash(1) (b)	Stock Award(2) (c)	All Other Compensation(3) (d)	Total (e)
Louis E. Caldera(4)	$105,000	$110,000	$1,732	$216,732
Molly C. Campbell(4)	$108,500	$110,000	$1,732	$220,232
David C. Darnell(4)	$117,000	$110,000	$1,732	$228,732
Patricia D. Galloway(4)	$112,500	$110,000	$6,787	$229,287
David H. Kelsey(4)	$117,500	$110,000	$13,529	$241,029
Alan P. Krusi(4)	$115,000	$110,000	$1,732	$226,732
Jeffrey J. Lyash(4)	$107,500	$110,000	$1,732	$219,232
Celeste B. Mastin(4)	$106,000	$110,000	$1,732	$217,732
Michael F. McNally(4)	$175,000	$175,000	$9,563	$359,563
Laura M. Mullen(4)	$108,500	$110,000	$1,732	$220,232
Gaddi H. Vasquez(4)	$106,000	$110,000	$13,395	$229,395

(1) The amounts in column (b) reflect the annual cash retainer paid to non-employee directors for the year ended December 31, 2022. In 2022, each non-employee director was paid an annual retainer as a member of the Board of Directors and additional retainers for service as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid.

(2) The amounts in column (c) reflect the grant date fair value of the 2022 restricted stock units (“RSUs”) awards. The grant date fair value is determined in accordance with FASB ASC Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. On June 10, 2022, Dr. Galloway, Mses. Campbell, Mastin and Mullen and Messrs. Caldera, Darnell, Kelsey, Krusi, Lyash and Vasquez received an annual grant of 3,508 RSUs with a grant date fair value of $31.35 per share. As Chairman of the Board, Mr. McNally received a grant of 5,582 RSUs with a grant date fair value of $31.35 per share. The RSUs granted to the non-employee directors vest on May 20, 2023. As of December 31, 2022: Mr. Caldera had 3,542 unvested RSUs; Ms. Campbell had 3,542 unvested RSUs; Mr. Darnell had 3,542 unvested RSUs; Dr. Galloway had 10,482 deferred units and 3,542 unvested RSUs; Mr. Kelsey had 27,084 deferred units and 3,542 unvested RSUs; Mr. Krusi had 3,542 unvested RSUs; Mr. Lyash had 3,542 unvested RSUs; Ms. Mastin had 3,542 unvested RSUs; Mr. McNally had 14,285 deferred units and 5,636 unvested RSUs; Ms. Mullen had 3,542 unvested RSUs; and Mr. Vasquez had 23,281 deferred units and 3,542 unvested RSUs.

(3) The amounts in column (d) include the cash value of dividend equivalents from deferred units and unvested RSUs.

(4) Mr. Caldera deferred 10%, Ms. Campbell deferred 20% and Ms. Mullen deferred 100% of their annual cash retainers into the NQDC Plan. Dr. Galloway, Ms. Mastin and Messrs. Darnell, Kelsey, Krusi, Lyash, McNally, and Vasquez elected not to participate in the deferral of their annual cash retainers into the NQDC Plan in 2022. For a detailed explanation of the NQDC Plan, please refer to “Non-Qualified Deferred Compensation.”

PAY RATIO DISCLOSURE

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires we disclose the ratio of our CEO's total annual compensation to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than our CEO.

To determine our median employee (excluding the CEO), we made a direct determination from our total employee population. Using a consistently applied compensation measure, which included base pay, overtime, and short-term incentives, we ranked our employees from the highest paid to the lowest paid. We selected a determination date of October 17, 2022, which was within the last three months of our 2022 fiscal year and was different from our last determination date. Our new determination date enabled us to determine our median employee in a reasonably efficient and economical manner. Our employee population of 7,270 U.S and Non-U.S. salary and hourly employees was evaluated as of October 17, 2022 and based on compensation paid from January 1, 2022 through October 17, 2022. Where allowed under the Dodd-Frank Act, we annualized compensation through October 17, 2022 for employees hired in 2022 to determine our median employee. As permitted by SEC rules under the de minimis exception, we excluded approximately 357 employees located in Mexico, who, in aggregate represent less than 5% of our total employee population. As a result of these exclusions, the employee population used to identify our median employee was comprised of 6,913 individuals. Payments not made in U.S. dollars were converted to U.S. dollars using a 12-month average exchange rate for the year.

Based on the above determination, the total annual compensation of our median employee (excluding the CEO) (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) was $118,250. Our CEO's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and as reported in the Summary Compensation Table) was $2,122,477. The resulting ratio was 18:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.

The Dodd-Frank Act rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Our pay ratio is not an element that the Compensation Committee considers in setting the compensation of our CEO, nor is our CEO’s compensation a material element that management considers in making compensation decisions for non-officer employees. However, the compensation of our employees is periodically reviewed to ensure alignment with our compensation philosophy of paying at the market median.

PAY VERSUS PERFORMANCE

Introduction

In accordance with the SEC’s disclosure requirements, below is information regarding the “Compensation Actually Paid” (“CAP”) versus our performance (“PVP”). The Compensation Committee does not use CAP as a basis for making compensation decisions, nor does it use net income as required to be shown in the PVP table for incentive plan purposes. For more information on how the Compensation Committee makes compensation decisions and aligns pay with performance please refer to the "Compensation and Discussion Analysis."

Most Important Metrics Used for Linking Pay and Performance

The list below shows the most important metrics the Compensation Committee used to link pay to performance for 2022.

Most Important Performance Measures
Adjusted Earnings Before Interest and Taxes (Adjusted EBIT)
Operating Cash Flow
Return on Net Operating Assets (RONA)
Relative TSR

Adjusted EBIT was selected as the Company Selected Performance Measure as it is (1) the primary metric in our annual incentive program and (2) a key driver of the RONA metric that is one of the two performance metrics used in our LTIP.

Pay versus Performance Table

Below is the tabular disclosure which shows the total compensation for our PEOs and the average of our non-PEO NEOs (as set forth in the SCT), the CAP to our PEOs and the average for our non-PEO NEOs, our absolute TSR, the TSR of our peer group over the same period, our net income, and our Adjusted EBIT for fiscal years 2022, 2021, and 2020.

Granite 2022 Pay Versus Performance

	Current CEO(2)		Former CEO(2)		Non-PEO NEOs(3)		Value of Initial Fixed $100 Investment Based on:(5)			Company Selected Measure ($ mil)
Fiscal Year(1) (a)	SCT Total for PEO (Larkin) (b)	Comp Actually Paid to PEO(4) (Larkin) (c)	SCT Total For Former PEO (Roberts) (d)	Comp Actually Paid to PEO(4) (Roberts) (e)	Average SCT Total (f)	Average Comp Actually Paid(4) (g)	Total Shareholder Return (h)	Peer Group Total Shareholder Return(6) (i)	GAAP Net Income(7) ($ mil) (j)	Adjusted EBIT(8) (k)
2022	$2,122,477	$1,971,387	n/a	n/a	$984,871	$904,514	$134	$209	$83.3	$111
2021	$2,363,579	$2,606,656	n/a	n/a	$853,298	$834,198	$146	$182	$89.0	$62
2020	$904,545	$1,182,867	$1,541,652	$1,540,379	$710,274	$794,768	$99	$121	$10.1	$27

(1)	The Pay Versus Performance Table reflects the required disclosures for fiscal years 2022, 2021, and 2020.
(2)

For fiscal years 2022 and 2021, Mr. Larkin was the Principal Executive Officer (PEO) for the company. In fiscal year 2020, Mr. Larkin served as EVP, COO and President and PEO for a portion of the year. Mr. Roberts served as PEO for a portion of fiscal year 2020.

(3)

Each of the three fiscal years presented include the average SCT totals of the Non-PEO Named Executive Officers (“NEOs”) as applicable in each reporting year. Fiscal year 2022 includes: Ms. Curtis, Mr. Radich, Mr. Tatusko, Ms. Woolsey and Mr. Richards; fiscal year 2021 includes: Ms. Curtis, Mr. Radich, Mr. Tatusko, Mr. Dowd and Ms. Desai; and fiscal year 2020 includes: Ms. Desai, Mr. Radich, Mr. Richards and Mr. Tatusko.

(4)

SEC rules require certain adjustments be made to the SCT values to determine CAP, as reported in the PVP table above. For purposes of the pension valuation adjustments, NEOs do not participate in any defined benefit plan and as such, no adjustments are included in the table below. The following table details the applicable adjustments that were made to determine CAP.

PEO SCT Total to CAP Reconciliation

Fiscal Year	Deduct SCT Stock & Options Awards	Add Year- End Value of Unvested Equity Granted in Year	Add Change in Value of Unvested Equity Granted in Prior Years	Add Vesting Date Value of Awards Granted During the Year That Vested During the Year	Add Change in Value of Vested Equity Granted in Prior Years	Deduct Fair Value of Equity Equity Granted that Forfeited/Failed to Meet Vesting Conditions	Total Change in Value of Equity
Larkin (Current PEO)
2022	$599,980	$671,735	($93,907)	$0	($128,937)	$0	$448,890
2021	$1,439,992	$1,385,680	$183,479	$0	$113,910	$0	$1,683,069
2020	$260,010	$558,488	($395)	$0	($19,761)	$0	$538,332
Roberts (Former PEO)
2022	-	-	-	-	-	-	-
2021	-	-	-	-	-	-	-
2020	$540,002	$0	$0	$538,729	$0	$0	$538,729
Average Non-PEO NEO
2022	$135,865	$83,543	($3,436)	$33,421	($12,779)	($45,241)	$55,507
2021	$94,981	$44,923	$18,609	$23,513	$36,779	($48,294)	$75,531
2020	$90,000	$193,316	($617)	$0	($18,206)	$0	$174,494
(5)	The amount represents the value of an initial fixed $100 investment on December 31, 2019, assuming reinvestment of all dividends.
(6)	The peer group index is the Dow Jones U.S. Heavy Construction Index, which is the industry line peer group reported in our Annual Report on Form 10-K for the year ended December 31, 2022.
(7)	Represents the GAAP Net Income for Granite for each applicable fiscal year end from 2020 to 2022.
(8)

Adjusted EBIT, is defined as earnings from continuing operations before interests and taxes, which allows for adjustments that are approved by the Compensation Committee. See page 25 for additional detail.

Consistent with SEC requirements, the tables below demonstrate the relationship between CAP versus performance for the years 2022, 2021 and 2020.

Pay Versus TSR

Pay Versus Net Income

Pay Versus Adjusted EBIT

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information as of December 31, 2022 regarding stock authorized for issuance under the 2021 Equity Incentive Plan and the Employee Stock Purchase Plan:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity Compensation Plans Approved by Shareholders	568,490	-	4,081,793
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	568,490	-	4,081,793

(1) Reflects RSUs covering 568,490 shares of common stock. The Employee Stock Purchase Plan enables employees to purchase our common stock at a 5% discount on the market value of the last day of the six-month offering period. As such, the number of shares that may be issued during an offering period and the purchase price of such shares cannot be determined in advance.

(2) Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only. As of December 31, 2022, no stock options were outstanding.

(3) Includes 2,121,419 shares under the 2021 Equity Incentive Plan and 1,960,374 shares under the Employee Stock Purchase Plan.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE PERSONAL LIABILITY OF OFFICERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS AN OFFICER

We are asking shareholders to approve an amendment to our Certificate of Incorporation, which currently limits the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to authorize exculpation of specified officers of Delaware corporations. Specifically, the amendments permit Delaware corporations to include a provision in their certificates of incorporation to exculpate certain officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. The Board is proposing to amend the Company’s Certificate of Incorporation to include a provision that extends exculpation to certain officers of the Company in specific circumstances, to the extent permitted by Delaware law (the “Exculpation Amendment”).

As amended, Section 102(b)(7) of the DGCL only permits exculpation for direct claims brought by shareholders for breach of an officer’s fiduciary duty of care, including class actions, and accordingly would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. Furthermore, consistent with the protections currently afforded to our directors under Article Tenth of our Certificate of Incorporation, the Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or our shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

The Exculpation Amendment will not be retroactive to any act or omission occurring prior to its effective date. Further, the exculpation would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.

As part of the Board’s ongoing evaluation of the Company’s corporate governance practices, the Board considered the benefits and detriments of eliminating the personal liability of its officers under certain circumstances.

We believe adopting the Exculpation Amendment would enable the Company’s officers to exercise their business judgment in furtherance of our shareholders’ interests without the potential distraction of risking personal liability. Further, enhancing the Company’s ability to retain and attract experienced officers is in the Company’s best interests and the Company should seek to assure such persons that exculpation under certain circumstances is available. We believe that failing to adopt the Exculpation Amendment could impact the Company’s recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, shareholder plaintiffs have employed the tactic of bringing certain claims that would otherwise be exculpated if brought against directors against officers to avoid dismissal of such claims. The amendment to Section 102(b)(7) of the DGCL addressed this inconsistent treatment between officers and directors and the rising litigation and insurance costs for shareholders. Accordingly, the Exculpation Amendment will generally align the protections available to directors with those available to officers. Further, the Exculpation Amendment will not negatively impact shareholder rights, considering the narrow class and type of claims for which officers’ liability would be exculpated. In addition, the Company is not proposing the Exculpation Amendment in anticipation of any specific litigation confronting the Company; the Exculpation Amendment is being proposed on a prospective basis to help mitigate potential future harm to Granite and its shareholders.

Based on the benefits the Board believes would accrue to the Company and its shareholders in the form of an enhanced ability to attract and retain talented officers and addressing rising litigation and insurance costs for shareholders, the Board recommends that our shareholders approve the Exculpation Amendment as described herein.

The discussion above is qualified in its entirety by reference to the full text of the proposed Exculpation Amendment, which is attached hereto as Appendix A. If the shareholders approve the Exculpation Amendment at the Annual Meeting, the Company will file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware that includes the Exculpation Amendment.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the approval of the Amendment to the Company’s Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer

PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite's independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2023. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite's bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Granite and our shareholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2023.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2022 and December 31, 2021 were:

		2022	2021
Audit Fees(1)		$2,873,153	$3,905,001
Audit-Related Fees(2)		$0	$15,000
All Other Fees(3)		$900	$900
	Total	$2,874,053	$3,920,901

(1) Audit Fees paid in 2021 and 2022 were for professional services rendered for the audits of Granite's consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, quarterly financial reviews, and audit related expenses.

(2) Audit-Related Fees paid in 2021 were related to an S-8 filing.

(3) All Other Fees paid in 2021 and 2022 were related to the disclosure checklists.

Audit/Compliance Committee Pre-Approval Policies and Procedures

The Audit/Compliance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2022, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP's provision of such non-audit services is compatible with maintaining their independence.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite’s accounting and financial reporting principles and policies and internal controls and procedures, (2) Granite’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite’s financial statements, (4) the performance of Granite’s internal audit function (5) the performance, qualifications and independence of Granite’s independent auditor, (6) Granite’s compliance with legal and regulatory requirements, and (7) Granite’s Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm.

Management is responsible for the preparation, presentation and integrity of Granite’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Vice President of Internal Audit, and provides a detailed annual report to the Board on the progress of the program and plans for future activities.

The Vice President of Internal Audit reports directly to the Chair of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.

The Audit/Compliance Committee discussed with the independent registered public accounting firm the matters as required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and SEC. In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor's independence from Granite and its management, and received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit/Compliance Committee concerting independence.

The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite's internal controls, including internal control over financial reporting, and the overall quality of Granite's financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite's quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the CEO and the CFO to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite's Board of Directors that Granite's audited financial statements be included in Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	Molly C. Campbell	Alan P. Krusi	Laura M. Mullen
	David C. Darnell	Jeffrey J. Lyash

This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

Transactions with Related Persons

Granite's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee's review and approval or ratification of any related party transaction (as defined in the policy) in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee's approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction may only be entered into subject to the Audit/Compliance Committee's later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved: (i) employment of an executive officer if (a) the executive officer's compensation is required to be reported in Granite's proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer's compensation would be reported in Granite's proxy statement if the executive officer were a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite's proxy statement; (iii) any transaction with another company at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.

In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.

No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

STOCK OWNERSHIP OF BENEFICIAL OWNERS AND CERTAIN MANAGEMENT

The following table provides information regarding the ownership of our common stock as of February 28, 2023 by each person known to us to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our Named Executive Officers, and all of our current directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage (%) of Common Stock Outstanding(2)
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	7,556,921	17.3%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	5,128,117	11.7%
FMR LLC(5) 245 Summer Street Boston, MA 02210	4,532,792	10.4%
Fuller & Thaler Asset Management, Inc.(6) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	2,948,153	6.7%
State Street Corporation(7) State Street Financial Center One Lincoln Street Boston, MA 02111	2,804,153	6.4%
Dimensional Fund Advisors LP(8) 6300 Bee Cave Road Building One Austin, TX 78746	2,674,753	6.1%
Louis E. Caldera	2,763	*
Molly Campbell	8,255	*
David C. Darnell	12,752	*
Patricia D. Galloway	3,215	*
David H. Kelsey	13,372	*
Alan Krusi	10,181	*
Jeffrey J. Lyash	10,137	*
Celeste B. Mastin	12,752	*
Michael F. McNally	3,198	*
Laura M. Mullen	2,763	*
Gaddi H. Vasquez(9)	2,613	*
Kyle Larkin(10)	33,324	*
Elizabeth L. Curtis(11)	12,118	*
James A. Radich(12)	24,665	*
Michael G. Tatusko(13)	13,277	*
Staci Woolsey(14)	946	*
James D. Richards	42,847	*
All Executive Officers and Directors as a Group	234,351	*
(19 Persons)(9-14)

* Less than 1%

(1)

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Such shares do not include the individuals’ NQDC shares, if any. Further, except as otherwise provided in the table above, the address of the persons named in the table is: 585 West Beach Street, Watsonville, California 95076.

(2)

Calculated on the basis of 43,744,893 shares of common stock issued and outstanding as of February 28, 2023. For all executive officers and directors as a group the percentage is calculated on the basis of the number of shares of common stock issued and outstanding as of February 28, 2023 and includes 43,297 shares of common stock issuable upon the vesting of equity awards within 60 days after February 28, 2023.

(3)

Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is 7,556,921 as of December 31, 2022 and (ii) BlackRock has sole voting power with respect to 7,465,500 shares and sole dispositive power with respect to 7,556,921 shares.

(4)

Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC (i) the number of shares beneficially owned is 5,128,117 as of December 31, 2022 and (ii) Vanguard has shared voting power with respect to 30,649 shares, sole dispositive power with respect to 5,053,337 shares and shared dispositive power with respect to 74,780 shares.

(5)

Based on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson with the SEC (i) the number of shares beneficially owned by FMR LLC and Ms. Johnson is 4,532,792 as of December 31, 2022, (ii) FMR LLC has sole voting power with respect to 4,528,463 shares and sole dispositive power with respect to 4,532,792 shares and (iii) Ms. Johnson has sole dispositive power with respect to 4,532,792 shares

(6)

Based on a Schedule 13G/A filed by Fuller & Thaler Asset Management, Inc. (“FT”) with the SEC (i) the number of shares beneficially owned is 2,948,153 as of December 31, 2022 and (ii) FT has sole voting power with respect to 2,885,844 shares and sole dispositive power with respect to 2,948,153 shares.

(7)

Based on a Schedule 13G filed by State Street Corporation (“State Street”) with the SEC (i) the number of shares beneficially owned is 2,804,153 as of December 31, 2022 and (ii) State Street has shared voting power with respect to 2,691,471 shares and shared dispositive power with respect to 2,804,153 shares.

(8)

Based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC (i) the number of shares beneficially owned is 2,674,753 as of December 31, 2022 and (ii) Dimensional has sole voting power with respect to 2,623,549 shares and sole dispositive power with respect to all 2,674,753 shares.

(9)	The shares of common stock are held in trust as to which Mr. Vasquez and his spouse share voting and dispositive power.
(10)	Includes 17,324 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2023.
(11)	Includes 3,427 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2023.
(12)	Includes 13,471 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2023.
(13)

Includes 5,446 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Tatusko’s account as of February 28, 2023 and 3,641 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2023. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Tatusko is currently eligible to make withdrawals of his ESOP shares.

(14)	Includes 780 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2023.

VOTING INFORMATION

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the Annual Meeting and can vote if you were a shareholder of record of Granite's common stock as of the close of business on April 12, 2023. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 12, 2023, there were [XX,XXX,XXX] shares of common stock issued and outstanding.

How Do I Vote and What Is the Deadline for Voting My Shares?

Shareholders, other than 401(k) Participants, can vote online during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting or can vote by proxy in the following three ways:

●

By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Time, on June 7, 2023;

●

By telephone: In the United States and Canada you can vote by telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Time, on June 7, 2023; or

●

By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Time, on June 7, 2023.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

401(k) Participants have the option to vote by proxy in the following three ways:

●

By Internet: You can vote by Internet by following the instructions on your proxy card or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Time, on June 6, 2023;

●

By telephone: In the United States and Canada you can vote by telephone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Time, on June 6, 2023; or

●

By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Time, on June 6, 2023.

If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum:

●

Nominees for election to the Board in an uncontested election who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming three-year term and until his/her successor is elected and qualified or he/she resigns or until his/her death, retirement or removal. This means that a majority of votes cast “for” the election of a nominee must exceed the number of votes cast "against" the nominee's election.

●

For the advisory vote on execution compensation for the Named Executive Officers and the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2023, each will be approved if it receives the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter.

●

With respect to the advisory vote on the frequency of holding an advisory vote on executive compensation, the option of “Every One Year,” “Every Two Years” or “Every Three Years” that receives the highest number of votes cast by shareholders voting on the matter will be deemed to be the frequency for the say-on-pay advisory vote that has been selected by shareholders.

●

The approval of the amendment to the Company’s Certificate of Incorporation to eliminate personal liability of officers for monetary damages for breach of fiduciary duty as an officer will be approved if it receives the affirmative vote of a majority of the outstanding shares of our common stock.

●

Any other matters properly proposed at the meeting will also be determined by a majority of the votes cast affirmatively or negatively, except as otherwise required by law or by Granite's Certificate of Incorporation, as amended, or bylaws.

If you hold shares through a broker, trust, bank or other nominee (i.e., in “street name”), and you do not provide your broker, trust, bank or other nominee with voting instructions, “broker non-votes” may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2023.

How Are Votes Counted?

In the election of directors and for all other proposals except for the proposal on the advisory vote on the frequency of holding an advisory vote on executive compensation, you may vote “For,” “Against” or “Abstain” with respect to each of the nominees and proposals. For the advisory vote on the frequency of holding an advisory vote on executive compensation, you may vote for "Every One Year," "Every Two Years," "Every Three Years" or "Abstain" with respect to such proposal.

If you elect to abstain in the election of directors, in the advisory vote on executive compensation for the Named Executive Officers or in the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the abstention will not impact the outcome of these matters. In tabulating the voting results for the election of directors and such other matters described in the preceding sentence, only “For” and “Against” votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast affirmatively or negatively and, therefore, will have no effect on the outcome of the vote on any of these matters.

For the advisory vote on the frequency of holding an advisory vote on executive compensation, only the votes for "Every One Year," "Every Two Years" and "Every Three Years" will be counted for purposes of determining which option receives the highest number of votes cast and, therefore, abstentions and broker non-votes will not have any effect on this proposal.

If you elect to abstain in the approval of the amendment to the Company’s Certificate of Incorporation to eliminate personal liability of officers for monetary damages for breach of fiduciary duty as an officer, the abstention will have the effect of a vote against this proposal. Broker non-votes will also have the effect of a vote against this proposal.

If you vote by telephone, the Internet or by returning your proxy card your shares will be voted at the Annual Meeting in the manner you indicated. Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

For 401(k) Participants, if you do not provide voting instructions as to one or more of the matters to be voted on or you do not return your proxy card, your shares will be voted in the same proportion as those shares of common stock for which instructions are received from 401(k) Participants.

This proxy statement contains a description of each item that you are to vote on along with our Board's recommendations. Below is a summary of our Board's recommendations:

●	For the election of each of the three director nominees;
●	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement;
●	In favor of the option of Every One Year as the frequency with which shareholders are provided an advisory vote on executive compensation;
●	For the approval of the amendment to the Company’s Certificate of Incorporation to eliminate personal liability of officers for monetary damages for breach of fiduciary duty as an officer; and
●

For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2023.

As to any other matter that may be properly proposed at the Annual Meeting the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the Annual Meeting. Shareholders, other than 401(k) Participants, may change their vote by: (i) voting again by Internet at any time prior to 11:59 p.m., Eastern Time, on, June 7, 2023, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 11:59 p.m., Eastern Time, on June 7, 2023, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Time, on June 7, 2023, if you voted by mail. Shareholders, other than 401(k) Participants, may also revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the Annual Meeting. All 401(k) Participants may change their vote by: (i) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Time, on June 6, 2023, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Time, on June 6, 2023, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Time, on June 6, 2023, if you voted by mail. Except for 401(k) Participants, shareholders may also change their vote or revoke their proxy by attending the Annual Meeting and voting virtually if they are a shareholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

You may attend the Annual Meeting and, except for 401(k) Participants, vote virtually instead of voting by proxy. However even if you intend to attend the meeting, we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite's 401(k) Participants may attend the meeting, they cannot vote virtually at the meeting.

What Constitutes a Quorum?

Granite's bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

Who Supervises the Voting at the Meeting?

Granite's bylaws and policies specify that, prior to the Annual Meeting, management will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the Annual Meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?

We will announce preliminary voting results at the Annual Meeting, and final results will be published on a Form 8-K to be filed with the SEC within four business days following the Annual Meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

PARTICIPATING IN THE 2023 ANNUAL MEETING OF SHAREHOLDERS

This year’s Annual Meeting will be held exclusively in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on April 12, 2023, the record date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at [X], you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process.

We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 10:15am Pacific Time on June 8, 2023. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

If you have questions you would like to ask at the Annual Meeting, you will have the opportunity submit questions during the Annual Meeting by logging into the online meeting platform at [X], type your question into the “Ask a Question” field, and click “Submit.” Only shareholders with a valid control number will be allowed to ask questions. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals under consideration or otherwise don’t comply with our meeting procedures. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. If there are appropriate questions pertinent to the proposals under consideration that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions on our website at www.graniteconstruction.com at the "Investors" site. The questions and answers will be available as soon as practicable after the Annual Meeting.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on [X]. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on the investors page of our website at www.graniteconstruction.com.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Under Granite's bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our annual meeting of shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite's proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Granite's bylaws and Rule 14a-8, to be considered for inclusion in Granite's proxy statement or otherwise presented at our 2024 annual meeting of shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite's principal executive offices on or before Saturday December 30, 2023.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Granite’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

OTHER MATTERS

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated: April 28, 2023

M. Craig Hall Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

Appendix A: Proposed Amendment to Certificate of Incorporation to eliminate personal liability of officers for monetary damages for breach of fiduciary duty as an officer

The proposed amendment would add the following to the Certificate of Incorporation as a new Article Thirteenth:

THIRTEENTH: Elimination of Monetary Liability for Officers. No officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as an officer. Notwithstanding the foregoing sentence, an officer shall be liable to the extent provided by applicable law: (A) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) for any transaction from which such officer derived an improper personal benefit, or (D) in any action by or in the right of the Corporation. Solely for purposes of this Article THIRTEENTH, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware as currently in effect and as it may hereafter be amended.

Any repeal or modification of the foregoing provisions of this Article THIRTEENTH by the stockholders of the Corporation shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification.

The affirmative vote of the holders of at least 66-2/3 percent of the combined voting power of the outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article THIRTEENTH.

GRANITE™

*Granite Construction Incorporated*
*595 West Beach Street*
*Watsonville, CA 95076*
*ATTN: Betty Kwong*

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/07/2023 for shares held directly and by 12:00 P.M. (noon) ET on 06/06/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/07/2023 for shares held directly and by 12:00 P.M. (noon) ET on 06/06/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1a. David C. Darnell | ☐ | ☐ | ☐ |
| 1b. Kyle T. Larkin | ☐ | ☐ | ☐ |
| 1c. Celeste B. Mastin | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote FOR the following proposal:

| | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory vote to approve executive compensation of the named executive officers | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote 1 YEAR on the following proposal:

| | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|
| 3 To recommend, on an advisory basis, the frequency of future advisory votes to approve executive compensation of the named executive officers | ☐ | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote FOR proposals 4 and 5.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

0000606507_1 R1.0.0.6

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

**GRANITE CONSTRUCTION INCORPORATED**
**Annual Meeting of Shareholders**
**June 8, 2023 10:30 AM PT**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/GVA2023 at 10:30 AM Pacific Time on June 8, 2023, and any adjournment or postponement thereof, (1) as specified on the reverse side of this proxy card, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

0000606507_2 R1.0.0.6

**GRANITE**™

*Granite Construction Incorporated*
*585 West Beach Street*
*Watsonville, CA 95076*
*ATTN: Betty Kwong*

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/07/2023 for shares held directly and by 12:00 P.M. (noon) ET on 06/06/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/07/2023 for shares held directly and by 12:00 P.M. (noon) ET on 06/06/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1a. David C. Darnell | ☐ | ☐ | ☐ |
| 1b. Kyle T. Larkin | ☐ | ☐ | ☐ |
| 1c. Celeste B. Mastin | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote FOR the following proposal:

| | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory vote to approve executive compensation of the named executive officers | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote 1 YEAR on the following proposal:

| | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|
| 3 To recommend, on an advisory basis, the frequency of future advisory votes to approve executive compensation of the named executive officers | ☐ | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote FOR proposals 4 and 5.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000606508_1 R1.0.0.6

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

**GRANITE CONSTRUCTION INCORPORATED**
**Annual Meeting of Shareholders**
**June 8, 2023 10:30 AM PT**
**This proxy is solicited by the Board of Directors**

SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS: In accordance with the terms of the Trust Agreement and Plan Document for the 401(k) Plan, each person who holds shares of stock in GRANITE CONSTRUCTION INCORPORATED ("Stock") through the Granite Construction Profit Sharing and 401(k) Plan (a "401(k) Participant") is entitled to direct T. Rowe Price, as Trustee, to vote all shares of Stock beneficially held for the 401(k) Participant. Any shares allocable to the 401(k) Participant's plan account on the record date will be voted by the Trustee, in accordance with the instructions of the 401(k) Participant received via telephone or the Internet or indicated on the reverse. **IF THIS PROXY CARD IS RECEIVED BEFORE 12:00 PM (NOON) EASTERN TIME ON JUNE 6, 2023, BUT A CHOICE IS NOT SPECIFIED WITH RESPECT TO SUCH MATTER TO BE VOTED, THE INDEPENDENT FIDUCIARY WILL DIRECT THE TRUSTEE TO VOTE SHARES ALLOCABLE TO THE 401(k) PARTICIPANT'S PLAN ACCOUNT IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH INSTRUCTIONS ARE RECIEVED FROM 401(k) PARTICIPANTS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (NOON) EASTERN TIME ON JUNE 6, 2023, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, YOUR SHARES WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH INSTRUCTIONS ARE RECIEVED FROM 401(k) PARTICIPANTS.** A 401(k) Participant may revoke a prior vote by following the instructions described in Granite's Proxy Statement dated April 28, 2023. Any voting direction submitted to Broadridge by a 401(k) Participant will be confidential.

**This proxy, when properly executed, will be voted in the manner directed herein.**

**Continued and to be signed on reverse side**

0000606508_2 R1.0.0.6